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                                                                     EXHIBIT 2.1

                                                                  EXECUTION COPY



                          AGREEMENT AND PLAN OF MERGER

                          Dated as of February 22, 2000

                                      Among

                              GLOBAL CROSSING LTD.,

                         GEORGIA MERGER SUB CORPORATION,

                            IPC COMMUNICATIONS, INC.,

                         IPC INFORMATION SYSTEMS, INC.,

                          IDAHO MERGER SUB CORPORATION

                                       and

                                   IXNET, INC.


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                                TABLE OF CONTENTS

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ARTICLE I

        The Mergers....................................................................................2
        SECTION 1.01  The Mergers......................................................................2
        SECTION 1.02  Closing..........................................................................3
        SECTION 1.03  Effective Time of the Mergers....................................................3
        SECTION 1.04  Effects of the Mergers...........................................................3
        SECTION 1.05  Certificate of Incorporation; By-Laws............................................3
        SECTION 1.06  Directors........................................................................4
        SECTION 1.07  Officers.........................................................................4

ARTICLE II

        Effect of the Merger on the Capital Stock of the Constituent Corporations......................5
        SECTION 2.01  Effect of Intercompany Merger on Capital Stock...................................5
        SECTION 2.02  Effect of IPC Merger on Capital Stock............................................6
        SECTION 2.03  Effect of IXnet Merger on Capital Stock..........................................7
        SECTION 2.04  Stock Plans......................................................................8
        SECTION 2.05  Exchange of Certificates.........................................................9
        SECTION 2.06  Fractional Shares...............................................................10
        SECTION 2.07  Lost, Stolen or Destroyed Certificates..........................................11
        SECTION 2.08  Appraisal Rights................................................................11

ARTICLE III

        Representations and Warranties................................................................12
        SECTION 3.01  Representations and Warranties of IPC and IPC Systems...........................12
        SECTION 3.02  Representations and Warranties of IXnet.........................................26
        SECTION 3.03  Representations and Warranties of Parent and Sub................................39
        SECTION 3.04  Representations of Parent and Sub...............................................43

ARTICLE IV

        Covenants Relating to Conduct of Business Prior to Mergers....................................44
        SECTION 4.01  Conduct of Business of the Companies............................................44

ARTICLE V

        Additional Agreements.........................................................................47
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        SECTION 5.01  Preparation of Forms S-4 and the Information
                Statement/Prospectuses and Schedules 13E-3; Stockholder Meetings......................47
        SECTION 5.02  Letter of the Companies' Accountants............................................50
        SECTION 5.03  Letter of Parent's Accountants..................................................50
        SECTION 5.04  Access to Information; Confidentiality..........................................50
        SECTION 5.05  Reasonable Best Efforts.........................................................51
        SECTION 5.06  Benefit Plans...................................................................51
        SECTION 5.07  Indemnification.................................................................52
        SECTION 5.08  Expenses........................................................................54
        SECTION 5.09  Public Announcements............................................................54
        SECTION 5.10  Affiliates......................................................................54
        SECTION 5.11  Listing of Parent Common Stock..................................................54
        SECTION 5.12  No Solicitation.................................................................55
        SECTION 5.13  Certain Agreements..............................................................56
        SECTION 5.14  Stop Transfer...................................................................56
        SECTION 5.15  Compliance with Section 228 of the DGCL.........................................56

ARTICLE VI

        Conditions Precedent..........................................................................56
        SECTION 6.01  Conditions to Each Party's Obligation To Effect the Mergers.....................56
        SECTION 6.02  Conditions to Obligations of Parent and GC Merger Sub...........................57
        SECTION 6.03  Conditions to Obligation of the Companies and IPC Systems.......................58

ARTICLE VII

        Termination, Amendment and Waiver.............................................................60
        SECTION 7.01  Termination.....................................................................60
        SECTION 7.02  Effect of Termination...........................................................60
        SECTION 7.03  Amendment.......................................................................61
        SECTION 7.04  Extension; Waiver...............................................................61

ARTICLE VIII

        General Provisions............................................................................61
        SECTION 8.01  Nonsurvival of Representations and Warranties...................................61
        SECTION 8.02  Notices.........................................................................61
        SECTION 8.03  Definitions.....................................................................62
        SECTION 8.04  Interpretation..................................................................63
        SECTION 8.05  Counterparts....................................................................63
        SECTION 8.06  Entire Agreement; No Third-Party Beneficiaries..................................63
        SECTION 8.07  Governing Law...................................................................63
        SECTION 8.08  Assignment......................................................................63
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        SECTION 8.09  Enforcement; Jurisdiction.......................................................64
        SECTION 8.10  Severability....................................................................64


EXHIBITS

Exhibit A       Form of Stockholder Consent
Exhibit B       Form of Affiliate Letter
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                AGREEMENT AND PLAN OF MERGER dated as of February 22, 2000 among
                GLOBAL CROSSING LTD., a company formed under the laws of Bermuda
                ("Parent"), GEORGIA MERGER SUB CORPORATION, a Delaware corporation and a wholly owned subsidiary of Parent ("GC Merger
                Sub"), IPC COMMUNICATIONS, INC., a Delaware corporation ("IPC"),
                IPC INFORMATION SYSTEMS, INC., a Delaware corporation and a wholly owned subsidiary of IPC ("IPC Systems"), IDAHO MERGER SUB
                CORPORATION, a Delaware corporation and a wholly owned subsidiary of IPC Systems ("IPC Merger Sub" and, together with GC Merger Sub, "Subs"), IXNET, INC., a Delaware corporation
                ("IXnet" and, together with IPC, the "Companies")

                WHEREAS, the respective Boards of Directors of Parent, GC Merger Sub, IPC and IPC Systems have determined that the merger of IPC with and into IPC Systems (the "Intercompany Merger"), and the immediately subsequent merger of GC Merger Sub with and into IPC Systems (the "IPC Merger"), each upon the terms and subject to the conditions set forth in this Agreement, would be fair to and in the best interests of their respective stockholders, and such Boards of Directors have approved (a) the Intercompany Merger, pursuant to which each share of Common Stock, par value $0.01 per share, of IPC ("IPC Common Stock") issued and outstanding immediately prior to the Effective Time of the Intercompany Merger (as defined in Section 1.03), other than shares of IPC Common Stock owned, directly or indirectly, by IPC or any wholly owned subsidiary (as defined in Section 8.03) of IPC or held by IPC as treasury shares or owned by Parent, GC Merger Sub or any other wholly owned subsidiary of Parent, will be converted into the right to receive one share of Common Stock, par value $0.01 per share, of IPC Systems ("IPC Systems Common Stock") and (b) the IPC Merger, pursuant to which each share of IPC Systems Common Stock issued and outstanding immediately prior to the Effective Time of the IPC Merger (as defined in Section 1.03), other than shares of IPC Systems Common Stock owned, directly or indirectly, by IPC Systems or any wholly owned subsidiary of IPC Systems or held by IPC Systems as treasury shares or owned by Parent, GC Merger Sub or any other wholly owned subsidiary of Parent, will be converted into the right to receive shares of Common Stock, par value $0.01 per share, of Parent ("Parent Common Stock");

                WHEREAS, the respective Boards of Directors of Parent, IPC Merger Sub, IPC, IPC Systems and IXnet have determined that the merger of IPC Merger Sub with and into IXnet (the "IXnet Merger", together with the IPC Merger and the Intercompany Merger, the "Mergers"), upon the terms and subject to the conditions set forth in this Agreement, would be fair to and in the best interests of their respective stockholders, and such Boards of Directors have approved the IXnet Merger, pursuant to which each share of Common Stock, par value $0.01 per share, of IXnet ("IXnet Common Stock") issued and outstanding immediately prior to the Effective Time of the IXnet Merger (as defined in Section 1.03), other than shares of IXnet Common Stock owned, directly or indirectly, by IPC Systems or IXnet or any of their respective wholly owned subsidiaries or held by IXnet as treasury shares or owned by Parent or any wholly owned subsidiary of Parent, will be converted into the right to receive shares of Parent Common Stock;

                WHEREAS, (i) the affirmative vote, by ballot or written consent, of a majority of the outstanding shares of the IPC Common Stock is required for the adoption of this Agreement (the "IPC Stockholder Approval") and (ii) the affirmative vote, by ballot or written consent, of a majority of the outstanding shares of the IXnet Common Stock is required for the adoption of this Merger Agreement (the "IXnet Stockholder Approval" and, together with the IPC Stockholder Approval and the IPC Systems Stockholder Approval (as defined herein), the "Stockholder Approvals");

        WHEREAS, as a condition to its willingness to enter into this Agreement, Parent has required that Cable Systems Holding, LLC and the other stockholders of IPC party thereto (the "IPC Stockholders") enter into, and the IPC Stockholders have agreed to enter into, the Consent and Voting Agreement with Parent dated of even date herewith (as amended from time to time in accordance with its terms, the "Voting Agreement") relating to, among other things, the agreement of the IPC Stockholders to execute and deliver the IPC Stockholder Consent (as defined herein) immediately following the execution and delivery of this Agreement; and, in order to induce Parent to enter into this Agreement, the Board of the Directors of IPC has approved the entering into by Parent and the IPC Stockholders of the Voting Agreement and the consummation of the transactions contemplated thereby;

                WHEREAS, the parties hereto desire to make certain representations, warranties, covenants and agreements in connection with the Mergers and also to prescribe various conditions to the Mergers; and

                WHEREAS, for Federal income tax purposes, it is intended that each of the Mergers qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

                NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                   The Mergers

                SECTION 1.01 The Mergers. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), (a) IPC shall be merged with and into IPC Systems at the Effective Time of the Intercompany Merger, (b) following the Intercompany Merger, GC Merger Sub shall be merged with and into IPC Systems at the Effective Time of the IPC Merger and (c) following the IPC Merger, IPC Merger Sub shall be merged with and into IXnet at the Effective Time of the IXnet Merger. Upon the Effective Time of the Intercompany Merger, the separate existence of IPC shall cease, and IPC Systems shall continue as the surviving corporation (the "Intercompany Merger Surviving Corporation") of the Intercompany Merger. Upon the Effective Time of the IPC Merger, the separate existence of GC Merger Sub shall cease, and IPC Systems shall continue as the surviving corporation (the "IPC Merger Surviving

Corporation") of the IPC Merger. Upon the Effective Time of the IXnet Merger, the separate existence of IPC Merger Sub shall cease, and IXnet shall continue as the surviving corporation (the "IXnet Merger Surviving Corporation" and, together with the Intercompany Merger Surviving Corporation and the IPC Merger Surviving Corporation, the "Surviving Corporations") of the IXnet Merger.

                SECTION 1.02 Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.01 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Mergers (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which date shall be no later than the second business day after satisfaction of the conditions set forth in Article VI, at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, unless another date, time or place is agreed to in writing by the parties hereto.

                SECTION 1.03 Effective Time of the Mergers. Upon the Closing, the parties shall cause each Surviving Corporation to file a certificate of merger relating to its Merger (the "Certificates of Merger") with the Secretary of State of the State of Delaware and shall make all other filings or recordings required under the DGCL. The Intercompany Merger shall become effective at such time as the Certificate of Merger for the Intercompany Merger shall have been duly filed with the Secretary of State of the State of Delaware, or at such later time as is agreed by Parent and IPC and specified in such Certificate of Merger (the time the Intercompany Merger becomes effective being the "Effective Time of the Intercompany Merger"). The IPC Merger shall become effective at such time as the Certificate of Merger for the IPC Merger shall have been duly filed with the Secretary of State of the State of Delaware, or at such later time as is agreed by Parent and IPC and specified in such Certificate of Merger (the time the IPC Merger becomes effective being the "Effective Time of the IPC Merger"). The IXnet Merger shall become effective at such time as the Certificate of Merger for the IXnet Merger shall have been duly filed with the Secretary of State of the State of Delaware, or at such later time as agreed by Parent and IXnet and specified in such Certificate of Merger (the time the IXnet Merger becomes effective being the "Effective Time of the IXnet Merger"; and the time by which all the Mergers have become effective being the "Effective Time"). The parties shall cause the IPC Merger to become effective immediately following the Effective Time of the Intercompany Merger and the IXnet Merger to become effective immediately following the Effective Time of the IPC Merger.

                SECTION 1.04 Effects of the Mergers. The Mergers shall have the effects set forth in Section 259 of the DGCL (or any successor provision).

                SECTION 1.05 Certificate of Incorporation; By-Laws. (a) (i) The certificate of incorporation of IPC Systems, as in effect immediately prior to the Effective Time of the Intercompany Merger, shall be the certificate of incorporation of the Intercompany Merger Surviving Corporation, except that at the Effective Time of the Intercompany Merger such certificate of incorporation shall be amended as follows: Article Four shall be amended to read in its entirety as follows: "The total number of shares of stock which the Corporation shall have the authority to issue is 25,000,000 shares, each having a par value of one cent ($0.01).".

                (ii) The By-laws of IPC Systems as in effect at the Effective Time of the Intercompany Merger shall be the By-laws of the Intercompany Merger Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                (b) (i) The certificate of incorporation of IPC Systems, as in effect immediately prior to the Effective Time of the IPC Merger, shall be the certificate of incorporation of the IPC Merger Surviving Corporation, except that at the Effective Time of the IPC Merger such certificate of incorporation shall be amended as follows: Article Four shall be amended to read in its entirety as follows: "The total number of shares of stock which the Corporation shall have the authority to issue is 1,000 shares, each having a par value of one cent ($0.01)."

                (ii) The By-laws of IPC Systems as in effect at the Effective Time of the IPC Merger shall be the By-laws of the IPC Merger Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                (c) (i) The certificate of incorporation of IXnet, as in effect immediately prior to the Effective Time of the IXnet Merger, shall be the certificate of incorporation of the IXnet Merger Surviving Corporation, except that at the Effective Time of the IXnet Merger such certificate of incorporation shall be amended as follows: Article Four shall be amended to read in its entirety as follows: "The total number of shares of stock which the Corporation shall have the authority to issue is 1,000 shares, each having a par value of one cent ($0.01)."

                (ii) The By-laws of IXnet as in effect at the Effective Time of the IXnet Merger shall be the By-laws of the IXnet Merger Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                SECTION 1.06 Directors. (a) The directors of IPC at the Effective Time of the Intercompany Merger shall be the directors of the Intercompany Merger Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                (b) The directors of GC Merger Sub at the Effective Time of the IPC Merger shall be the directors of the IPC Merger Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                (c) The directors of IPC Merger Sub at the Effective Time of the IXnet Merger shall be the directors of the IXnet Merger Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                SECTION 1.07 Officers. (a) The officers of IPC at the Effective Time of the Intercompany Merger shall be the officers of the Intercompany Merger Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                (b) The officers of GC Merger Sub at the Effective Time of the IPC Merger shall be the officers of the IPC Merger Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                (c) The officers of IPC Merger Sub at the Effective Time of the IXnet Merger shall be the officers of the IXnet Merger Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
                            Constituent Corporations

                SECTION 2.01 Effect of Intercompany Merger on Capital Stock. As of the Effective Time of the Intercompany Merger, by virtue of the Intercompany Merger and without any action on the part of the holder of any shares of IPC Common Stock or any shares of capital stock of IPC Systems:

                (a) Common Stock of IPC Systems. Each share of IPC Systems Common Stock issued and outstanding immediately prior to the Effective Time of the Intercompany Merger shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

                (b) Conversion of IPC Common Stock. Except as otherwise provided herein, each issued and outstanding share of IPC Common Stock shall be converted into one fully paid and nonassessable share of the common stock ("Intercompany Merger Surviving Corporation Common Stock") of the Intercompany Merger Surviving Corporation (the "Intercompany Merger Exchange Ratio").

                (c) Cancellation and Retirement of IPC Common Stock. Except as otherwise provided herein, from and after the Effective Time of the Intercompany Merger, all shares of IPC Common Stock issued and outstanding immediately prior to the Effective Time of the Intercompany Merger shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each certificate which immediately prior to the Effective Time of the Intercompany Merger represented shares of IPC Common Stock (an "IPC Share Certificate") shall automatically be deemed to represent the number of shares of Intercompany Merger Surviving Corporation Common Stock to be issued to the holder of such IPC Share Certificate pursuant to Section 2.01(b) (the "Intercompany Merger Consideration").

                SECTION 2.02 Effect of IPC Merger on Capital Stock. As of the Effective Time of the IPC Merger, by virtue of the IPC Merger and without any action on the part of the holder of any shares of IPC Systems Common Stock or any shares of capital stock of GC Merger Sub:

                (a) Common Stock of GC Merger Sub. Each share of common stock, par value $0.01 per share, of GC Merger Sub issued and outstanding immediately prior to the Effective Time of the IPC Merger shall be converted into one share of the common stock of the IPC Merger Surviving Corporation and shall constitute the only issued and outstanding capital stock of the IPC Merger Surviving Corporation.

                (b) Cancellation of Treasury Stock and Parent-Owned Intercompany Merger Surviving Corporation Common Stock. Each share of Intercompany Merger Surviving Corporation Common Stock that is owned by the Intercompany Merger Surviving Corporation or held by the Intercompany Merger Surviving Corporation as treasury shares or owned by any direct or indirect wholly owned subsidiary of the Intercompany Merger Surviving Corporation and each share of Intercompany Merger Surviving Corporation Common Stock that is owned by Parent, GC Merger Sub or any other direct or indirect wholly owned subsidiary of Parent shall automatically be cancelled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

                (c) Conversion of Intercompany Merger Surviving Corporation Common Stock. Except as otherwise provided herein, each issued and outstanding share of Intercompany Merger Surviving Corporation Common Stock shall be converted into the right to receive from Parent 5.417 fully paid and nonassessable shares of Parent Common Stock (the "IPC Merger Exchange Ratio"); provided, however, that, in any event, if between the date of this Agreement and the Effective Time of the IPC Merger the outstanding shares of Parent Common Stock or IPC Common Stock shall have been changed into a different number of shares or a different class (other than pursuant to the Intercompany Merger), by reason of any stock dividend, subdivision, reclassification, recapitalization, redenomination, split, combination or exchange of shares, the IPC Merger Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, redenomination, split, combination or exchange of shares.

                (d) Cancellation and Retirement of Intercompany Merger Surviving Corporation Common Stock. From and after the Effective Time of the IPC Merger, all shares of Intercompany Merger Surviving Corporation Common Stock issued and outstanding immediately prior to the Effective Time of the IPC Merger shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of an IPC Share Certificate shall cease to have any rights with respect to the common stock formerly represented thereby, except the right to receive the consideration to be issued to holders of Intercompany Merger Surviving Corporation Common Stock in the IPC Merger pursuant to Section 2.02(c) (the "IPC Merger Consideration"), any cash in lieu of fractional shares of Parent Common Stock to be paid in consideration therefor upon surrender of such certificate in accordance with Section 2.06 and any dividends payable pursuant to Section 2.05(f).

                SECTION 2.03 Effect of IXnet Merger on Capital Stock. As of the Effective Time of the IXnet Merger, by virtue of the IXnet Merger and without any action on the part of the holder of any shares of IXnet Common Stock or any shares of capital stock of IPC Merger Sub:

                (a) Common Stock of IPC Merger Sub. Each share of common stock, par value $0.01 per share, of IPC Merger Sub issued and outstanding immediately prior to the Effective Time of the IXnet Merger shall be converted into one share of the common stock of the IXnet Merger Surviving Corporation and shall constitute the only issued and outstanding capital stock of the IXnet Merger Surviving Corporation.

                (b) Cancellation of Treasury Stock and Parent- and IPC Merger Surviving Corporation-Owned IXnet Common Stock. Each share of IXnet Common Stock that is owned by IXnet or held by IXnet as treasury shares or owned by any direct or indirect wholly owned subsidiary of IXnet, and each share of IXnet Common Stock that is owned by Parent, the IPC Merger Surviving Corporation or any of their direct or indirect wholly owned subsidiaries shall automatically be cancelled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered or deliverable in exchange therefor.

                (c) Conversion of IXnet Common Stock. Except as otherwise provided herein, each issued and outstanding share of IXnet Common Stock shall be converted into the right to receive from Parent 1.184 fully paid and nonassessable shares of Parent Common Stock (the "IXnet Merger Exchange Ratio"); provided, however, that, in any event, if between the date of this Agreement and the Effective Time of the IXnet Merger the outstanding shares of Parent Common Stock or IXnet Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, redenomination, split, combination or exchange of shares, the IXnet Merger Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, redenomination, split, combination or exchange of shares.

                (d) Cancellation and Retirement of IXnet Common Stock. From and after the Effective Time of the IXnet Merger, all shares of IXnet Common Stock issued and outstanding immediately prior to the Effective Time of the IXnet Merger shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time of the IXnet Merger represented shares of IXnet Common Stock (an "IXnet Share Certificate" and, together with the IPC Share Certificates, "Share Certificates") shall cease to have any rights with respect thereto, except the right to receive the consideration to be issued to holders of IXnet Common Stock in the IXnet Merger pursuant to Section 2.03(c) (the "IXnet Merger Consideration" and, together with the IPC Merger Consideration, the

        "Merger Consideration"), any cash in lieu of fractional shares of Parent Common Stock to be paid in consideration therefor upon surrender of such certificate in accordance with Section 2.06 and any dividends payable pursuant to Section 2.05(f).


                SECTION 2.04 Stock Plans. (a) Prior to the Effective Time of the Mergers, each of IPC and IXnet (x) shall take all action necessary (including obtaining any necessary consents and/or waivers) to ensure that from and after the Effective Time of the Mergers, all options granted to Employees to purchase shares of IPC Common Stock ("IPC Options") or IXnet Common Stock ("IXnet Options" and, together with IPC Options, "Options"), which are then outstanding and unexercised (whether or not vested or exercisable), shall, without any further action on the part of the holders thereof, be converted into and become, respectively, options to purchase shares of Parent Common Stock on terms substantially identical to those in effect immediately prior to the Effective Time of the Mergers under the terms of the stock option plan or other agreement or award pursuant to which such Options were granted (collectively, such plans, agreements and awards of IPC or IXnet being hereinafter referred to as the "Stock Plans") and Parent shall assume the Stock Plans with respect to then outstanding options (but taking into account any changes thereto, including the acceleration thereof, provided for in the applicable Stock Plans resulting from the Mergers) as limited by the Agreement entered into February 22, 2000, among Parent, IPC, IXnet and certain holders of Options ("Option Limitation Agreement") and (y) shall amend Section 5(c) of each Stock Plan to provide that vesting of any Option thereunder held by a party to the Option Limitation Agreement in connection with or relating to a change of control (as such term is defined in the Stock Plans) shall be limited in accordance with the Option Limitation Agreement, and shall amend Section 5(d)of the IXnet Stock Plan to provide that 25% of IXnet Options held by a person who is not a party to the Option Limitation Agreement or held by William Adiletta or Richard Farrell shall become exercisable upon a Change in Control; provided, however, that from and after the Effective Time of the Mergers (i) each such Option assumed by Parent may be exercised solely to purchase shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock purchasable upon exercise of such Option shall be equal to, in the case of IPC Options, the number of shares of Parent Common Stock subject to such Option multiplied by the IPC Merger Exchange Ratio, rounded, if necessary, to the nearest whole share of Parent Common Stock, at a price per share (rounded to the nearest one-hundredth of a cent) equal to the per share exercise price specified in such Option divided by the IPC Merger Exchange Ratio and, in the case of IXnet Options, the number of shares of Parent Common Stock subject to such Option multiplied by the IXnet Merger Exchange Ratio, rounded, if necessary, to the nearest whole share of Parent Common Stock, at a price per share (rounded to the nearest one-hundredth of a cent) equal to the per share exercise price specified in such Option divided by the IXnet Merger Exchange Ratio.

               (b) Neither the vesting nor the exercisability of any Option shall accelerate as a result of, or in connection with, the transactions contemplated hereby, except to the extent required by the existing terms of the Stock Plan or stock option agreement pursuant to which such Option was granted, as in effect on the date hereof and as limited or as adjusted pursuant to the amendments referred to in Section 2.04(a) and the Option Limitation Agreement. Notwithstanding the foregoing, the number of shares and the per share exercise price of each Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code.

                (c) Parent shall, as of the Effective Time of the Mergers, reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Options assumed by it in accordance with this Section 2.04, such number not to be reduced except to the extent such Options are exercised, canceled or terminated pursuant to their terms. Upon the Effective Time of the Mergers or as soon as reasonably practicable thereafter, Parent shall file, or cause to be filed, a registration statement(s) on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the shares of Parent Common Stock subject to such Options and shall cause such registration statement(s) to remain effective (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Options remain outstanding.

                (d) At least ten days prior to the Effective Time of the Mergers, the Companies shall notify each grantee under every Stock Plan that such plan is to be assumed by Parent as of the Effective Time of the Mergers, and that, to the extent not exercised prior to the Effective Time of the Mergers, each outstanding Option thereunder will be assumed by Parent and thereafter may be exercised solely to purchase shares of Parent Common Stock in accordance with Section 2.04(a) hereof.

                SECTION 2.05 Exchange of Certificates. (a) Prior to the Effective Time of the Mergers, Parent shall appoint an agent (the "Exchange Agent") for the purpose of exchanging Share Certificates for the applicable Merger Consideration. Immediately following the Effective Time of the Mergers, Parent shall deposit with the Exchange Agent, for the benefit of the holders of Share Certificates, certificates representing the Parent Common Stock issuable pursuant to Section 2.02 or 2.03 in exchange for Share Certificates. Promptly after the Effective Time of the Mergers, Parent will send, or will cause the Exchange Agent to send, to each holder of a Share Certificate at the Effective Time of the Mergers (i) a letter of transmittal for use in such exchange which shall specify that delivery of the applicable Merger Consideration shall be effected, and risk of loss and title to the certificates representing Parent Common Stock and Share Certificates shall pass, only upon proper delivery of the Share Certificates to the Exchange Agent and (ii) instructions for use in effecting the surrender of such Share Certificates in exchange for the certificates representing Parent Common Stock.

                (b) Each holder of Share Certificates that formerly represented shares of IPC Common Stock, IPC Systems Common Stock or IXnet Common Stock which have been converted into a right to receive Merger Consideration, upon surrender to the Exchange Agent of such Share Certificates, together with a properly completed letter of transmittal covering such Share Certificates, will be entitled to receive the applicable Merger Consideration payable in respect of such Share Certificates and any dividends payable pursuant to Section 2.05(f). Until so surrendered, each such Share Certificate shall, after the Effective Time of the Mergers, represent for all purposes only the right to receive the applicable Merger Consideration, any cash payable in lieu of fractional shares pursuant to Section 2.06 and any dividends payable pursuant to Section 2.05(f).

                (c) If any portion of the applicable Merger Consideration is to be paid to a person other than the registered holder of a Share Certificate, it shall be a condition to such payment that such Share Certificate so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock in exchange for the Share Certificate so surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

                (d) After the Effective Time of the Mergers, there shall be no further registration of transfers of shares of IPC Common Stock, IPC Systems Common Stock or IXnet Common Stock. If, after the Effective Time of the Mergers, Share Certificates are presented to a Surviving Corporation, they shall be cancelled and exchanged for the applicable Merger Consideration provided for, and in accordance with the procedures set forth, in this Article II.

                (e) Any portion of the applicable Merger Consideration made available to the Exchange Agent pursuant to Section 2.05(a) that remains unclaimed by the holders of Share Certificates six months after the Effective Time of the Mergers shall be returned to Parent, upon demand, and any such holder who has not exchanged his Share Certificates for the applicable Merger Consideration in accordance with this Section 2.05 prior to that time shall thereafter look only to Parent for payment of the applicable Merger Consideration, any cash payable in lieu of fractional shares pursuant to Section
2.06 and any dividends payable pursuant to Section 2.05(f) in respect of his shares. Notwithstanding the foregoing, Parent shall not be liable to any holder of Share Certificates for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of Share Certificates seven years after the Effective Time of the Mergers (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any person previously entitled thereto.

                (f) No dividends or other distributions with respect to Parent Common Stock issued in the Mergers shall be paid, and no voting rights with respect to Parent Common Stock issued in the Mergers will be accorded, to the holder of any unsurrendered Share Certificates until such certificates are surrendered as provided in this Section 2.05. Subject to the effect of applicable laws, following the surrender of such certificates, there shall be paid, without interest, to the record holder of the Parent Common Stock issued in exchange therefor at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time of the Mergers payable prior to or on the date of such surrender with respect to such whole shares of Parent Common Stock and not previously paid, less the amount of any withholding taxes (if any) which may be required thereon.

                SECTION 2.06 Fractional Shares. (a) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Share Certificates and such fractional share interests will not entitle the owner thereof to vote or to have any rights of a holder of Parent Common Stock.

                (b) Notwithstanding any other provision of this Agreement, each holder of shares of IPC Systems Common Stock or IXnet Common Stock exchanged pursuant to the Mergers who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Share Certificates delivered by such holder) shall be entitled to receive, in lieu thereof, cash (without interest) in an amount equal to the product of (i) such fractional part of a share of Parent Common Stock and (ii) the average closing price of the Parent Common Stock on NASDAQ for the 20 trading days prior to and ending on the trading day immediately preceding the Closing Date (the "Average Price"). As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional interests, the Exchange Agent shall so notify Parent, and Parent shall deposit such amount with the Exchange Agent and shall cause the Exchange Agent to forward payments to such holders of fractional interests subject to and in accordance with the terms hereof.

                SECTION 2.07 Lost, Stolen or Destroyed Certificates. If any Share Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, if requested by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it or its subsidiaries with respect to such certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed certificate the applicable Merger Consideration with respect to the shares of capital stock formerly represented thereby, any cash in lieu of fractional shares of Parent Common Stock, and any unpaid dividends or distributions in respect of or on Parent Common Stock deliverable in respect thereof pursuant to this Agreement.

                SECTION 2.08 Appraisal Rights. (a) Notwithstanding anything in this Agreement to the contrary, if provided for by applicable law, shares of IPC Common Stock that are issued and outstanding immediately prior to the Effective Time of the Intercompany Merger and that are owned by stockholders who have properly perfected their rights of appraisal within the meaning of Section 262 of the DGCL (the "IPC Dissenting Shares") shall not be converted into the right to receive the Intercompany Merger Consideration with respect thereto, unless and until such stockholders shall have failed to perfect their right of appraisal under applicable law, but, instead, if provided by applicable law, the holders thereof shall be entitled to payment of the appraised value of such IPC Dissenting Shares in accordance with Section 262 of the DGCL. If any such holder shall have failed to perfect or shall have effectively withdrawn or lost such right of appraisal, each share of IPC Common Stock held by such stockholder shall thereupon be deemed to have been converted into the right to receive and become exchangeable for, at the Effective Time of the Intercompany Merger, the Intercompany Merger Consideration with respect thereto, in the manner provided for in Section 2.01.

                (b) IPC shall give Parent (i) prompt notice of any demands for appraisal filed pursuant to Section 262 of the DGCL received by IPC, withdrawals of such objections and any other instruments served or delivered in connection with such demands pursuant to the DGCL and received by IPC and (B) the opportunity to participate in all negotiations and proceedings with respect to demands under the DGCL consistent with the obligations of IPC thereunder. IPC shall not, except with the prior written consent of Parent, (x) make any payment with respect to any such demand, (y) offer to settle or settle any such demand or (z) waive any failure to timely deliver a written demand for appraisal or timely take any other action to perfect appraisal rights in accordance with the DGCL.

                                   ARTICLE III

                         Representations and Warranties

                SECTION 3.01 Representations and Warranties of IPC and IPC Systems. Each of IPC and IPC Systems represents and warrants to Parent and GC Merger Sub as follows:

                (a) Organization, Standing and Corporate Power. IPC and each of its subsidiaries is duly organized, validly existing and in good standing (with respect to jurisdictions which recognize the concept of good standing) under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted, except where the failure to have such power and authority could not reasonably be expected to have an IPC Material Adverse Effect or an IXnet Material Adverse Effect (each as defined in Section 8.3). IPC and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not be reasonably expected to have an IPC Material Adverse Effect. The Recent SEC Documents (as defined in Section 3.01(e) contain as exhibits complete and correct copies of the Certificate of Incorporation and By-laws of each of IPC and IXnet, in each case as amended to the date of this Agreement.

                (b) Subsidiaries. The only direct or indirect subsidiaries of IPC are those listed in Section 3.01(b) of the disclosure schedule ("Disclosure Schedule") delivered to Parent by IPC at the time of execution of this Agreement. All the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by IPC, by another subsidiary (wholly owned) of IPC or by IPC and another such subsidiary (wholly owned), free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens"), except as set forth in Section 3.01(b) of the Disclosure Schedule. Except for the ownership interests set forth in Section 3.01(b) of the Disclosure Schedule or in the Recent SEC Documents, IPC does not own, directly or indirectly, any capital stock or other ownership interest, and does not have any option or similar right to acquire any assets or equity or other ownership interest, in any corporation, partnership, business association, joint venture or other entity. IPC directly owns all the issued and outstanding capital stock of IPC Systems and IPC Systems directly owns all the issued and outstanding shares of capital stock of IXnet that are beneficially owned by IPC.

                (c) Capital Structure. As of February 21, 2000, the authorized capital stock of IPC consists of (i) 25,000,000 shares of IPC Common Stock, and (ii) 10,000,000 shares of preferred stock, each having a par value of one cent ($0.01) ("IPC Preferred Stock"). As of the close of business on February 21, 2000, there were (i) 8,823,151 shares of IPC Common Stock and 0 shares of IPC Preferred Stock issued and outstanding;
        (ii) 0 shares of IPC Common Stock held in the treasury of IPC; (iii) 40 shares of IPC Common Stock reserved for issuance upon exercise of authorized but unissued IPC Options pursuant to the Stock Plans; and
        (iv) 1,132,793 shares of IPC Common Stock issuable upon exercise of outstanding IPC Options. Section 3.01(c) of the Disclosure Schedule sets forth the name of each holder of outstanding options to acquire shares of IPC Common Stock, the number of options held and the exercise prices of such options. Except as set forth above, as of the date hereof, no shares of capital stock or other equity securities of IPC are issued, reserved for issuance or outstanding. All outstanding shares of capital stock of IPC are, and all shares which may be issued pursuant to the Stock Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Other than IPC Options, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of IPC having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which stockholders of IPC may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which IPC or any of its subsidiaries is a party or by which any of them is bound obligating IPC or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of IPC or of any of its subsidiaries or obligating IPC or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in the Recent SEC Documents and except for such indebtedness which is not material to IPC, IPC and its subsidiaries have no indebtedness. Other than the Options,
        (i) there are no outstanding contractual obligations, commitments, understandings or arrangements of IPC or any of its subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of IPC or any of its subsidiaries and
        (ii) there are no irrevocable proxies with respect to shares of capital stock of IPC or any subsidiary of IPC. Except as set forth above or in
        Section 3.01(c) of the Disclosure Schedule or in the Recent SEC Documents, there are no agreements or arrangements pursuant to which IPC is or could be required to register shares of IPC Common Stock or other securities under the Securities Act of 1933, as amended (the "Securities Act"), or other agreements or arrangements with or among any securityholders of IPC with respect to securities of IPC. The authorized capital stock of IPC Merger Sub consists of 100 shares of common stock, par value $0.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned directly by IPC, free and clear of any Lien.

                (d) Authority; Noncontravention. Each of IPC, IPC Systems and IPC Merger Sub has the requisite corporate and other power and authority to enter into this Agreement and, subject to the Stockholder Approvals, each of which is being obtained by written consent immediately following the execution of this Agreement, each of them has the requisite corporate and other power and authority to consummate the transactions contemplated hereby and thereby. After the delivery of the Stockholder Consents, no vote, approval or other action on the part of any holder of IPC Common Stock, IPC Systems Common Stock or IXnet Common Stock shall be required to adopt this Agreement and consummate the transactions contemplated hereby, including the Mergers. No corporate action is required to be taken by IXnet or its stockholders in connection with the consummation of the Intercompany Merger or the IPC Merger. The execution and delivery of this Agreement by IPC, IPC Systems, IXnet and IPC Merger Sub and the consummation by them of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of IPC, IPC Systems and IPC Merger Sub, subject, in the case of the IPC Merger and the Intercompany Merger to the IPC Systems Stockholder Approval and the IPC Stockholder Approval, respectively. This Agreement has been duly executed and delivered by each of IPC, IPC Systems, IXnet and IPC Merger Sub and constitutes a valid and binding obligation of IPC, IPC Systems, IXnet and IPC Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing. Except as disclosed in Section 3.01(d) of the Disclosure Schedule, the execution and delivery of this Agreement and the Voting Agreement do not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not (including the delivery of the Stockholder Consents), conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of IPC or any of its subsidiaries under, (i) the Certificate of Incorporation or By-laws of IPC or the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to IPC or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to IPC or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not be reasonably expected to have an IPC Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Federal, state or local government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign (a "Governmental Entity"), is required by or with respect to IPC or any of its subsidiaries in connection with the execution and delivery of this Agreement by IPC, IPC Systems, IXnet or IPC Merger Sub, as applicable, or the consummation by IPC, IPC Systems, IXnet or IPC Merger Sub of the transactions contemplated hereby or thereby (including the delivery of the Stockholder Consents), except, with respect to this Agreement, for
        (i) the filing of a premerger notification and report form by IPC and IXnet under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the SEC of (y) Information Statements (as defined herein) relating to each of the Mergers, and (z) such reports under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby, (iii) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and the filing of appropriate documents with the relevant authorities of other states in which IPC or IXnet is qualified to do business and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as are set forth in Section 3.01(d) of the Disclosure Schedule.

                (e) SEC Documents; Undisclosed Liabilities. IPC and, to the extent applicable, its subsidiaries have filed all required reports, schedules, forms, statements and other documents with the Securities and Exchange Commission (the "SEC") since October 1, 1998, and IPC has delivered or made available to Parent all reports, schedules, forms, statements and other documents filed by IPC and, to the extent applicable, its subsidiaries with the SEC since such date (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents (including any and all financial statements included therein) as of such dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including the related notes) of IPC and of IXnet included in all SEC Documents filed since October 1, 1998 (the "SEC Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of IPC and its consolidated subsidiaries or IXnet and its consolidated subsidiaries as the case may be as of the dates thereof and the consolidated results of their respective operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments that have not been and are not expected to be material in amount). Except as set forth in Schedule 3.01(e), at the date of the most recent audited financial statements of IPC included in the SEC Documents filed by IPC or its subsidiaries since October 1, 1998 and prior to the date of this Agreement (the "Recent SEC Documents"), neither IPC nor any of its subsidiaries had, and since such date neither IPC nor any of such subsidiaries incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would reasonably be expected to have an IPC Material Adverse Effect. To the best of IPC's knowledge, (i) all historical financial statements supplied to Parent by IPC for periods subsequent to December 31, 1999 have been prepared in accordance with generally accepted accounting principles (except as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of IPC and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year-end adjustments that have not been and are not expected to be material in amount) and (ii) all financial data so supplied for such periods is true and accurate in all material respects.

                (f) Information Supplied. None of the information supplied or to be supplied by IPC for inclusion or incorporation by reference in (i) the Forms S-4 (as defined in Section 5.01) will, at the time each Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) each Information Statement/Prospectus (as defined in Section 5.01(a)) will, at the date it is first mailed to IPC's stockholders or IXnet's stockholders, as the case may be, or at the time of the IPC Stockholder Meeting (as defined in Section 5.01(b)) or the IXnet Stockholder Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Forms S-4 and the Information Statement/Prospectuses will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations promulgated thereunder, except that no representation is made by IPC with respect to statements made or incorporated by reference therein based on information supplied by Parent or its subsidiaries for inclusion or incorporation by reference in the Forms S-4 and the Information Statement/Prospectuses.

                (g) Absence of Certain Changes or Events. Except as disclosed in
        Section 3.01(g) of the Disclosure Schedule or except as included in the Recent SEC Documents, since October 1, 1998, IPC has conducted its business in all material respects only in the ordinary course consistent with past practice and there is not and has not been any condition, event or occurrence which, individually or in the aggregate, would reasonably be expected to have an IPC Material Adverse Effect or an IXnet Material Adverse Effect.

                (h) Litigation; Labor Matters; Compliance with Laws. (i) Except as disclosed in the Recent SEC Documents, there are no suits, actions, complaints, charges, arbitrations, inquiries, counterclaims, proceedings or governmental or internal investigations pending or, to the knowledge of IPC, threatened in writing against or affecting IPC or any of its subsidiaries which, individually or in the aggregate, would reasonably be expected to have an IPC Material Adverse Effect; in addition, there is not any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against IPC or any of its subsidiaries having, or which could reasonably be expected to have any such effect.

                (ii) Except as disclosed in Section 3.01(h)(ii) of the Disclosure Schedule, (A) neither IPC nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, (B) neither IPC nor any of its subsidiaries is the subject of any proceeding asserting that it or any subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is such unfair labor practice threatened or otherwise affecting IPC or any of its subsidiaries, (C) there is not any strike, work stoppage, dispute, lockout or other labor controversy involving it or any of its subsidiaries pending or, to its knowledge, threatened, any of which would reasonably be expected to have an IPC Material Adverse Effect; (D) no representation question exists or has been raised respecting any of the Company's employees or any of its subsidiaries' employees within the past three years, nor to the knowledge of IPC are there any campaigns being conducted to solicit cards from employees of IPC or any of its subsidiaries to authorize representation by any labor organization; (E) neither IPC nor any of its subsidiaries has closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program within the past three years, nor has IPC or any of its subsidiaries planned or announced any such action or program for the future; (F) neither IPC nor any of its subsidiaries shall, at any time within the 90-day period prior to the Closing Date, effectuate a "plant closing" or "mass layoff", as those terms are defined in the Worker Adjustment and Retraining Notification Act of 1988, as amended ("WARN"), or any state law, affecting in whole of in part any site of employment, facility, operating unit or employee; and (G) the Company and its subsidiaries are in compliance with their obligations pursuant to WARN, and all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise.

                (iii) The conduct of the business of each of IPC and each of its subsidiaries and, to the knowledge of IPC, its contractors complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, including the Foreign Corrupt Practices Act, except for violations or failures so to comply, if any, that, individually or in the aggregate, could not reasonably be expected to have an IPC Material Adverse Effect.

                (i) Absence of Changes with respect to Employees and Employee Benefit Plans. Except as set forth in Section 3.01(i) of the Disclosure Schedule or in the Recent SEC Documents, since September 1, 1999, there has not been any (i) increase in the compensation or fringe benefits of any present or former director or Employee (as defined in Section 3.01(j) hereof) whose base salary equals or is in excess of $100,000 per annum as of September 1, 1999, of IPC or any subsidiary thereof (except for increases in salary or wages in the ordinary course of business consistent with past practice), (ii) grant of any severance or termination pay to any present or former director or Employee whose base salary equals or is in excess of $100,000 per annum as of September 1, 1999, of IPC or any subsidiary thereof (except in the ordinary course of business consistent with past practice or as required by law or agreements or plans in effect as of September 1, 1999), (iii) loan or advance of money or other property by IPC or any subsidiary thereof to any of their present or former directors or Employees which is outstanding as of the date hereof; or (iv) establishment, adoption, entrance into, amendment or termination of any IPC Plan (as defined in Section 3.01(j) hereof).

                (j) (i) Except as set forth therein, Section 3.01(j)(i) of the Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), and all stock purchase, stock option, consulting, severance, employment, change-in-control, termination, indemnification, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any current or former director or any employee or former employee of IPC or any subsidiary thereof (the "Employees") has any present or future right to benefits, sponsored or maintained by IPC or its subsidiaries or under which IPC or any subsidiary thereof has had or has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "IPC Plans".

                        (ii) Except as set forth in Section 3.10(j)(ii) of the Disclosure Schedule, with respect to each IPC Plan, IPC has made available to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (A) any related trust agreement or other funding instrument; (B) the most recent determination letter, if applicable; (C) any summary plan description and other written communications (or a description of any oral communications) by IPC or any subsidiary thereof to their employees concerning the extent of the benefits provided under an IPC Plan; and (D) with respect to each employee pension plan, for the three (3) most recent years (I) the Form 5500 and attached schedules,
        (II) audited financial statements, (III) actuarial valuation reports and
        (IV) attorney's response to an auditor's request for information.

                        (iii) (A) Each IPC Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (B) each IPC Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification; (C) no event has occurred and no condition exists that would subject IPC or any subsidiary thereof, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (D) for each IPC Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof;
        (E) no "reportable event" (as such term is defined in ERISA section
        4043), "prohibited transaction" (as such term is defined in ERISA section 406 and Code section 4975) or "accumulated funding deficiency" (as such term is defined in ERISA section 302 and Code section 412 (whether or not waived)) has occurred with respect to any IPC Plan; (F) no IPC Plan provides retiree welfare benefits and neither IPC nor any subsidiary thereof has any obligations to provide any retiree welfare benefits, other than those mandated by the Consolidated Omnibus Budget Reconciliation Act of 1995; and (G) except as set forth in Section 3.01(j)(iii) of the Disclosure Schedule, all awards, grants or bonuses made pursuant to any IPC Plan have been, or will be, fully deductible to IPC or its subsidiaries notwithstanding the provisions of Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder; provided that with respect to each IPC Plan that is a multi-employer plan, the representations contained in this Section 3.01(j)(iii) are made to the knowledge of IPC.

                        (iv) There are no IPC Plans (that are not multiemployer plans) which are subject to Title IV of ERISA.

                        (v) With respect to any multiemployer plan (within the meaning of ERISA section 4001(a)(3)) to which IPC, any subsidiary thereof, or any member of their Controlled Group has any liability or contributes (or has at any time contributed or had an obligation to contribute): (A) none of IPC, any subsidiary thereof, or any member of their Controlled Group has incurred any withdrawal liability under Title IV of ERISA, or to the best knowledge of IPC, would be subject to such liability if, as of the Closing Date, IPC, any of its subsidiaries or any member of their Controlled Group were to engage in a complete withdrawal (as defined in ERISA section 4203) or partial withdrawal (as defined in ERISA section 4205) from any such multiemployer plan; and (B) to the best knowledge of IPC, no such multiemployer plan is in reorganization or insolvent (as those terms are defined in ERISA sections 4241 and 4245, respectively).

                        (vi) With respect to any IPC Plan other than a multiemployer plan, and to the best knowledge of IPC with respect to any multiemployer plan, (A) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened,
        (B) no facts or circumstances exist that could give rise to any such actions, suits or claims, and (C) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Pension Benefit Guaranty Corporation, the

        Internal Revenue Service or any other governmental agency is pending, threatened or in progress.

                        (vii) Except as set forth in Section 3.01(j)(vii) of the Disclosure Schedule, no IPC Plan exists that, as a result of the transaction contemplated by this Agreement, could result in the payment to any current or former Employee or director of IPC or any subsidiary thereof of any money or other property or could result in the acceleration or provision of any other rights or benefits to any current or former Employee or director of IPC or any subsidiary thereof, whether or not such payment, right or benefit would constitute a parachute payment within the meaning of Code section 280G.

                (k) Tax Returns and Tax Payments. IPC and each of its subsidiaries, and any consolidated, combined, unitary or aggregate group for Tax purposes of which IPC or any of its subsidiaries is or has been a member (a "Consolidated Group") has timely filed all Tax Returns required to be filed by it and all such Tax Returns are correct and complete in all material respects. All Taxes shown on such Tax Returns have been timely paid, and IPC and each of its subsidiaries has timely paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings). IPC and its subsidiaries have made adequate provision (to the extent required by, and in accordance with generally accepted accounting principles ("GAAP")) for all Taxes payable for any periods that end before the Effective Time of the Mergers for which no Tax Returns have yet been filed and for any periods that begin before the Effective Time of the Mergers and end after the Effective Time of the Mergers to the extent such Taxes are attributable to the portion of any such period ending at the Effective Time of the Mergers, and the charges, accruals and reserves for Taxes reflected in the financial statements of IPC and its subsidiaries are adequate under GAAP to cover the Tax liability accruing or payable by IPC and its subsidiaries in respect of periods prior to the date hereof. Except as set forth in
        Section 3.01(k) of the Disclosure Schedule: (i) no material claim for unpaid Taxes has become a lien against the property of IPC or any of its subsidiaries or is being asserted in writing against IPC or any of its subsidiaries, (ii) neither IPC nor any of its subsidiaries is delinquent in the payment of any Tax and have not requested or filed any document having the effect of causing any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed, (iii) no material audit or other proceeding with respect to any Taxes due from IPC or any of its subsidiaries or any Tax Return of IPC or any of its subsidiaries is pending, threatened, to IPC's knowledge, or being conducted by a Tax authority, (iv) no extension of the statute of limitations on the assessment of any Taxes has been granted by IPC nor any of its subsidiaries and is currently in effect, (v) neither IPC or any of its subsidiaries (A) has been a member of a Consolidated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was IPC) or (B) has any liability for the Taxes of any person (other than IPC and its subsidiaries), including liability arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract, or otherwise, (vi) no consent under Section 341(f) of the Code has been filed with respect to IPC or any of its subsidiaries, and (vii) all Taxes required to be withheld, collected or deposited by or with respect to IPC and each of its subsidiaries have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority. As used herein, "Taxes" shall mean all taxes of any kind, including those on or measured by or referred to as income, gross receipts, sales, use, ad valorem, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, value added, property or windfall profits taxes, customs, duties or similar fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any governmental authority, domestic or foreign. As used herein, "Tax Return" shall mean any return, report or statement required to be filed with any Governmental Entity with respect to Taxes.

                (l) Board Approval; Section 203 of the DGCL. The Board of Directors of IPC has, prior to the execution hereof and prior to the execution of the Voting Agreement, (i) approved the execution and delivery by IPC of this Agreement, and the execution and delivery by the parties thereto of the Voting Agreement and the consummation of the Mergers and the other transactions contemplated by this Agreement and the Voting Agreement. Section 203 of the DGCL is inapplicable to this Agreement, the Mergers, the Voting Agreement and the other transactions contemplated hereby and thereby with respect to both IPC and IXnet. No state takeover statute or similar statute or regulation of the State of Delaware or of any other state or jurisdiction applies or purports to apply to this Agreement, the Mergers, the Voting Agreement, the Stockholder Consents or any of the other transactions contemplated hereby or thereby and (z) no provision of the certificate of incorporation, by-laws or other governing instruments of IPC or any of its subsidiaries or the terms of any rights plan or preferred stock of IPC or any of its subsidiaries would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, securities of IPC and its subsidiaries that may be acquired or controlled by Parent or permit any stockholder to acquire securities of IPC, IPC Systems, IXnet or any Surviving Corporation on a basis not available to Parent in the event that Parent were to acquire securities of IPC, IPC Systems or IXnet. The Board of Directors of IPC Merger Sub has duly approved this Agreement and the IXnet Merger and declared this Agreement advisable.

                (m) Environmental Matters. (i) Except as disclosed in Section 3.01(m) of the Disclosure Schedule:

                        (A) IPC and its subsidiaries including their
                predecessors and their properties (I) are in compliance in all material respects with all applicable Environmental Laws; (II) hold all material Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (III) are in compliance in all material respects with all of their Environmental Permits; and (IV) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense;

                        (B) None of IPC and its subsidiaries has received any
                Environmental Claim, and none of IPC and its subsidiaries is aware, after reasonable inquiry, of any threatened Environmental Claim or of any circumstances, conditions or events that would reasonably be expected to give rise to an Environmental Claim, against IPC or any of its subsidiaries, in each case that, individually or in the aggregate, would reasonably be expected to have an IPC Material Adverse Effect;

                        (C) None of IPC and its subsidiaries has entered into or
                agreed to any consent decree or order under any Environmental Law, and none of IPC and its subsidiaries is subject to any judgment, decree or order of any governmental authority relating to compliance with any Environmental Law or to investigation, cleanup, remediation or removal of regulated substances under any Environmental Law;

                        (D) There are no (I) underground storage tanks, (II)
                polychlorinated biphenyls, (III) asbestos or asbestos-containing materials or (IV) Hazardous Materials present at any facility currently or, to the knowledge of IPC, formerly owned, leased or operated by IPC or any of its subsidiaries that would reasonably be expected to give rise to material liability of IPC or any of its subsidiaries under any Environmental Laws;

                        (E) There are no past (including, to the knowledge of
                IPC, with respect to assets or businesses formerly owned, leased or operated by IPC or any of its subsidiaries) or present actions, activities, events, conditions or circumstances, including the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Hazardous Materials, that would reasonably be expected to give rise to material liability of IPC or any of its subsidiaries under any Environmental Laws or any contract or agreement; and

                        (F) None of IPC and its subsidiaries has assumed or
                retained, by contract or, to the knowledge of IPC, operation of law, any material liabilities of any kind, fixed or contingent, under any Environmental Law or with respect to any Hazardous Material or Environmental Claim.

                (ii) The items on Section 3.01(m) of the Disclosure Schedule, individually and in the aggregate, would not reasonably be expected to have an IPC Material Adverse Effect.

                (iii) IPC has provided or made available to Parent true and complete copies of all Environmental Reports in its possession or control.

                (iv) For purposes of this Agreement, the following terms shall have the following meanings:

                                "Environmental Claim" means any written notice,
                        claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability (including liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from
                        (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, whether or not owned, leased or operated by IPC or any of its subsidiaries, or Parent or any of its subsidiaries, as the case may be, or (ii) any Environmental Law or Environmental Permit.

                                "Environmental Laws" means any and all laws,
                        rules, orders, regulations, statutes, ordinances, guidelines, codes, decrees, or other legally enforceable requirement (including common law) of any foreign government, the United States, or any state, local, municipal or other governmental authority, regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or of human health, or employee health and safety, as has been, is now, or may at any time hereafter be, in effect.

                                "Environmental Permits" means any and all
                        permits, licenses, approvals, registrations, notifications, exemptions and any other authorization required under any Environmental Law.

                                "Environmental Report" means any report, study,
                        assessment, audit, or other similar document that addresses any issue of actual or potential noncompliance with, or actual or potential liability under or cost arising out of, any Environmental Law that may in any way affect IPC or any of its subsidiaries.

                                "Hazardous Materials" means any gasoline or
                        petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos, pollutants, contaminants, radioactivity, and any other substances or forces of any kind, whether or not any such substance or force is defined as hazardous or toxic under any Environmental Law, that is regulated pursuant to or could give rise to liability under any Environmental Law.

                (n) Material Contract Defaults; Non-Competes. (i) IPC has provided or made available to Parent copies, and has provided a true and correct list to Parent, of all material contracts, agreements, commitments, arrangements, leases, licenses, policies or other instruments to which it or any of its subsidiaries is a party or by which it or any such subsidiary is bound ("IPC Material Contracts"). Neither IPC nor any of its subsidiaries is, or has received any notice or has any knowledge that any other party is, in default or unable to perform in any respect under any such IPC Material Contract, including any license or agreement relating to intellectual property, except for those defaults which could not reasonably be expected, either individually or in the aggregate, to have an IPC Material Adverse Effect; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default.

                        (ii) Except as disclosed in Section 3.01(n) of the
                Disclosure Schedule or in the Recent SEC Documents, neither IPC nor any of its subsidiaries is a party to any agreement that expressly limits the ability of IPC or any of its subsidiaries to compete in or conduct any line of business or compete with any person in any geographic area or during any period of time.

                (o) Brokers. No broker, investment banker, financial advisor or other person other than Salomon Smith Barney Inc. and Donaldson, Lufkin & Jenrette Securities Corporation is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of IPC.

                (p) Opinion of Financial Advisor. IPC has received the opinions of Salomon Smith Barney Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, each dated the date of this Agreement, to the effect that, as of the date thereof, the IPC Merger Exchange Ratio is fair, from a financial point of view, to the holders of IPC Common Stock.

                (q) Board Recommendation. The Board of Directors of IPC, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers, and the Voting Agreement and the transactions contemplated thereby, taken together, are fair to and in the best interests of the stockholders of IPC, and (ii) declared this Agreement advisable and resolved to recommend that the holders of the shares of IPC Common Stock adopt this Agreement.

                (r) Required Votes. The IPC Stockholder Approval, being the affirmative approval, by vote or written consent, of a majority of the outstanding shares of IPC Common Stock, is the only vote of the holders of any class or series of IPC's securities necessary to adopt the Merger Agreement and approve the Mergers and the other transactions contemplated hereby. There is no vote of the holders of any class or series of IPC's securities necessary to approve the Voting Agreement or the transactions contemplated thereby. The affirmative approval, by vote or written consent, of a majority of the outstanding shares of IPC Systems Common Stock to adopt this Agreement (the "IPC Systems Stockholder Approval") is the only vote of the holders of any class or series of IPC Systems' securities necessary to adopt the Merger Agreement and approve the Mergers and the other transactions contemplated hereby.

                (s) Properties. Except as disclosed in Section 3.01(s) of the Disclosure Schedule or in the Recent SEC Documents, each of IPC and its subsidiaries (i) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in the Recent SEC Documents as being owned by IPC or one of its subsidiaries or acquired after the date thereof which are, individually or in the aggregate, material to IPC's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of (A) all Liens except (1) statutory liens securing payments not yet delinquent and (2) such imperfections or irregularities of title, or other Liens (other than real property mortgages or deeds of trust) as do not materially and adversely affect the current use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations currently conducted at such properties, (B) all real property mortgages and deeds of trust and (C) the Liens disclosed in Section 3.01(s) of the Disclosure Schedule and (ii) is the lessee of all leasehold estates reflected in Section 3.01(s) of the Disclosure Schedule hereto or acquired after the date thereof which are material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and each such lease is in full force and effect and is valid without material default (and the lessee has not received any written notice of default, whether or not material) thereunder by the lessee or, to IPC's knowledge, the lessor.

                (t) Intellectual Property. (i) Except as disclosed in the Recent SEC Documents, IPC has heretofore made available to Parent, with respect to the Intellectual Property owned, held or used by IPC or its subsidiaries ("IPC IP"), all material patents, registrations and applications relating thereto, all material unregistered copyrights, trademarks, service marks, brand names, corporate names, technology and inventions and each and every material license, sublicense, consent-to-use agreement and other agreement granting or obtaining any right to use or practice any rights under any IPC IP to which IPC and/or any of its subsidiaries is a party ("IPC IP Licenses").

                        (ii) Except as disclosed on Section 3.01(t)(ii) of the Disclosure Schedule, (1) IPC and/or any of its subsidiaries own or has the right to use all the Intellectual Property necessary for IPC and its subsidiaries to conduct their businesses as is currently conducted and consistent with past practice; (2) all of the material owned IPC IP is valid, enforceable and unexpired, is free of Liens, and has not been abandoned; (3) to IPC's knowledge, the IPC IP does not infringe or otherwise impair the Intellectual Property of any third party and is not being infringed or impaired by any third party; (4) no judgment, decree, injunction, rule or order has been rendered or, to the knowledge of IPC, is threatened by any Governmental Entity which would limit, cancel or question the validity of (or IPC or any subsidiary's right to own or use) any material IPC IP; (5) IPC takes all reasonable steps to protect, maintain and safeguard the material IPC IP, including executing all appropriate confidentiality agreements; (6) neither IPC and its subsidiaries, nor, to IPC's knowledge, any other party to an IP License, is alleged n writing to be, in breach or default thereunder, and IPC and its subsidiaries have not received any written notification from any third party that there is any such breach or default; (7) the transactions contemplated by this Agreement shall in no material way impair or limit the rights of IPC or any of its subsidiaries under any IP License, or cause any material payments to be due thereunder.

                        For the purposes of this Agreement, "Intellectual Property" shall mean all U.S., state and foreign intellectual property, including without limitation all (1) (A) inventions, discoveries, processes, designs, techniques, developments, technology, and related improvements and know-how, whether or not patented or patentable; (B) copyrights and works of authorship in any media, including computer programs, software programs, databases and related items, advertising and promotional materials (including graphics and text), and Internet site content; (C) trademarks, service marks, trade names, brand names, corporate names, domain names, logos, trade dress and all elements thereof, the goodwill of any business symbolized thereby, and all common-law rights relating thereto; (D) trade secrets and other confidential information; (2) all registrations, applications, recordings, and licenses or other agreements related thereto; (3) all rights to obtain renewals, extensions, continuations, continuations-in-part, reissues, divisions or similar legal protections related thereto; and (4) rights to bring an action at law or in equity for the infringement or other impairment of the foregoing before the Closing Date, including the right to receive all proceeds and damages therefrom.

                (u) Transactions with Affiliates. Except as disclosed in the Recent SEC Documents and as set forth on Section 3.01(u) of the Disclosure Schedule and in the SEC Documents, from October 1, 1998 through the date of this Agreement, there has been no transaction, agreement, arrangement or understanding, or any related series thereof, between IPC or its subsidiaries or contractors, on the one hand, and IPC's affiliates (other than wholly-owned (excluding directors' and nominee shares) subsidiaries of IPC), on the other hand, in which the amount or value involved exceeded $60,000.

                SECTION 3.02 Representations and Warranties of IXnet. IXnet represents and warrants to Parent and GC Merger Sub as follows:

                (a) Organization, Standing and Corporate Power. Each of IXnet and each of its subsidiaries is duly organized, validly existing and in good standing (with respect to jurisdictions which recognize the concept of good standing) under the laws of the jurisdiction in which it is incorporated and has the requisite corporate power and authority to carry on its business as now being conducted, except where the failure to have such power and authority could not reasonably be expected to have an IXnet Material Adverse Effect. Each of IXnet and each of its subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not be reasonably expected to have an IXnet Material Adverse Effect. The Recent IXnet SEC Documents (as defined in Section 3.02(e)) contain as exhibits complete and correct copies of the Certificate of Incorporation and By-laws of IXnet, in each case as amended to the date of this Agreement.

                (b) Subsidiaries. The only direct or indirect subsidiaries of IXnet are those listed in Section 3.01(b) of the Disclosure Schedule. All the outstanding shares of capital stock of each such subsidiary have been validly issued and are fully paid and nonassessable and are owned (of record and beneficially) by IXnet, by another subsidiary (wholly owned) of IXnet or by IXnet and another such subsidiary (wholly owned), free and clear of all Liens, except as set forth in Section 3.01(b) of the Disclosure Schedule. Except for the ownership interests set forth in
        Section 3.01(b) of the Disclosure Schedule or in the Recent IXnet SEC Documents, IXnet does not own, directly or indirectly, any capital stock or other ownership interest, and does not have any option or similar right to acquire any assets or equity or other ownership interest, in any corporation, partnership, business association, joint venture or other entity.

                (c) Capital Structure. As of February 21, 2000, the authorized capital stock of IXnet consists of 100,000,000 shares of IXnet Common Stock. As of the close of business on February 21, 2000, there were (i) 51,148,867 shares of IXnet Common Stock were issued and outstanding;
        (ii) 0 shares of IXnet Common Stock held in the treasury of IXnet; (iii) 907,557 shares of IXnet Common Stock reserved for issuance upon exercise of authorized but unissued IXnet Options pursuant to the Stock Plans; and (iv) 9,053,409 shares of IXnet Common Stock issuable upon exercise of outstanding IXnet Options. Section 3.01(c) of the Disclosure Schedule sets forth the name of each holder of outstanding options to acquire shares of IXnet Common Stock, the number of options held and the exercise prices of such options. Except as set forth above, no shares of capital stock or other equity securities of IXnet are authorized, issued, reserved for issuance or outstanding. All outstanding shares of capital stock of IXnet are, and all shares which may be issued pursuant to the Stock Plans will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Other than the IXnet Options, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of IXnet having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) on any matters on which stockholders of IXnet may vote. Except as set forth above, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which IXnet or any of its subsidiaries is a party or by which any of them is bound obligating IXnet or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of IXnet or of any of its subsidiaries or obligating IXnet or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in the Recent IXnet SEC Documents and except for such indebtedness which is not material to IXnet, IXnet and its subsidiaries have no indebtedness. Other than the IXnet Options, (i) there are no outstanding contractual obligations, commitments, understandings or arrangements of IXnet or any of its subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock of IXnet or any of its subsidiaries and
        (ii) there are no irrevocable proxies with respect to shares of capital stock of IXnet or any subsidiary of IXnet. Except as set forth above or in Section 3.01(c) of the Disclosure Schedule or in the Recent IXnet SEC Documents, there are no agreements or arrangements pursuant to which IXnet is or could be required to register shares of IXnet Common Stock or other securities under the Securities Act or other agreements or arrangements with or among any securityholders of IXnet with respect to securities of IXnet.

                (d) Authority; Noncontravention. IXnet has the requisite corporate and other power and authority to enter into this Agreement and, subject to the IXnet Stockholder Approval with respect to the consummation of the IXnet Merger, which is being obtained by written consent immediately following the execution of this Agreement, to consummate the transactions contemplated hereby. Other than in its capacity as a stockholder of IXnet, no corporate action is required to be taken by IPC or its stockholders in connection with the consummation of the IXnet Merger. The execution and delivery of this Agreement by IXnet and the consummation by IXnet of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of IXnet, subject, in the case of the IXnet Merger, to the IXnet Stockholder Approval. This Agreement has been duly executed and delivered by IXnet and constitutes a valid and binding obligation of IXnet, enforceable against IXnet in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing. Except as disclosed in Section 3.01(d) of the Disclosure Schedule, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or "put" right with respect to any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of IXnet or any of its subsidiaries under, (i) the Certificate of Incorporation or By-laws of IXnet or the comparable charter or organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to IXnet or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to IXnet or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or Liens that individually or in the aggregate could not be reasonably expected to have an IXnet Material Adverse Effect. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Entity, is required by or with respect to IXnet or any of its subsidiaries in connection with the execution and delivery of this Agreement by IXnet or the consummation by IXnet of the transactions contemplated hereby, except, with respect to this Agreement, for (i) the filing of a premerger notification and report form by IXnet under the HSR Act, (ii) the filing with the SEC of (y) Information Statements relating to the Mergers, and (z) such reports under the Exchange Act, as may be required in connection with this Agreement and the transactions contemplated by this Agreement,
        (iii) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and the filing of appropriate documents with the relevant authorities of other states in which IXnet is qualified to do business and (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as are set forth in Section 3.01(d) of the Disclosure Schedule.

                (e) SEC Documents; Undisclosed Liabilities. IXnet and, to the extent applicable, its subsidiaries have filed all required reports, schedules, forms, statements and other documents with the SEC since October 1, 1998, and IXnet has delivered or made available to Parent all reports, schedules, forms, statements and other documents filed by IXnet and, to the extent applicable, its subsidiaries with the SEC since such date (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the "IXnet SEC Documents"). As of their respective dates, the IXnet SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such IXnet SEC Documents, and none of the IXnet SEC Documents (including any and all financial statements included therein) as of such dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements (including the related notes) of IXnet included in all IXnet SEC Documents filed since October 1, 1998 (the "IXnet SEC Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles (except, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of IXnet and its consolidated subsidiaries as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments that have not been and are not expected to be material in amount). Except as set forth in Schedule 3.01(e), at the date of the most recent audited financial statements of IXnet included in the IXnet SEC Documents filed by IXnet or its subsidiaries since October 1, 1998 and prior to the date of this Agreement (the "Recent IXnet SEC Documents"), neither IXnet nor any of its subsidiaries had, and since such date neither IXnet nor any of such subsidiaries incurred, any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, would reasonably be expected to have an IXnet Material Adverse Effect. To the best of IXnet's knowledge, (i) all historical financial statements supplied to Parent by IXnet for periods subsequent to December 31, 1999 have been prepared in accordance with generally accepted accounting principles (except as permitted by Form 10-Q of the

        SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of IXnet and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject to normal year-end adjustments that have not been and are not expected to be material in amount) and (ii) all financial data so supplied for such periods is true and accurate in all material respects.

                (f) Information Supplied. None of the information supplied or to be supplied by IXnet for inclusion or incorporation by reference in (i) the Forms S-4 will, at the time each Form S-4 is filed with the SEC, and at any time it is amended or supplemented or at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
        (ii) each Information Statement/Prospectus will, at the date it is first mailed to IXnet's stockholders or IPC's stockholders, as the case may be, at the time of the IXnet Stockholder Meeting or the IPC Stockholder Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Forms S-4 and the Information Statement/Prospectuses will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations promulgated thereunder, except that no representation is made by IXnet with respect to statements made or incorporated by reference therein based on information supplied by Parent or GC Merger Sub for inclusion or incorporation by reference in the Forms S-4 and the Information Statement/Prospectuses.

                (g) Absence of Certain Changes or Events. Except as disclosed in
        Section 3.01(g) of the Disclosure Schedule or except as included in the Recent IXnet SEC Documents, since October 1, 1998, IXnet has conducted its business in all material respects only in the ordinary course consistent with past practice and there is not and has not been any condition, event or occurrence which, individually or in the aggregate, would reasonably be expected to have an IXnet Material Adverse Effect.

                (h) Litigation; Labor Matters; Compliance with Laws. (i) Except as disclosed in the Recent SEC Documents, there are no suits, actions, complaints, charges, arbitrations, inquiries, counterclaims, proceedings or governmental or internal investigations pending or, to the knowledge of IXnet, threatened in writing against or affecting IPC or any of its subsidiaries which, individually or in the aggregate, would reasonably be expected to have an IXnet Material Adverse Effect; in addition, there is not any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against IXnet or any of its subsidiaries having, or which could reasonably be expected to have any such effect.

                        (ii) Except as disclosed in Section 3.01(h)(ii) of the Disclosure Schedule, (A) neither IXnet nor any of its subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, (B) neither IPC nor any of its subsidiaries is the subject of any proceeding asserting that it or any subsidiary has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is such unfair labor practice threatened or otherwise affecting IXnet or any of its subsidiaries, (C) there is not any strike, work stoppage, dispute, lockout or other labor controversy involving it or any of its subsidiaries pending or, to its knowledge, threatened, any of which would reasonably be expected to have an IXnet Material Adverse Effect;
        (D) no representation question exists or has been raised respecting any of the Company's employees or any of its subsidiaries' employees within the past three years, nor to the knowledge of IXnet are there any campaigns being conducted to solicit cards from employees of IXnet or any of its subsidiaries to authorize representation by any labor organization; (E) neither IXnet nor any of its subsidiaries has closed any plant or facility, effectuated any layoffs of employees or implemented any early retirement, separation or window program within the past three years, nor has IXnet or any of its subsidiaries planned or announced any such action or program for the future; (F) neither IXnet nor any of its subsidiaries shall, at any time within the 90-day period prior to the Closing Date, effectuate a "plant closing" or "mass layoff", as those terms are defined in WARN, or any state law, affecting in whole of in part any site of employment, facility, operating unit or employee; and (G) the Company and its subsidiaries are in compliance with their obligations pursuant to WARN, and all other notification and bargaining obligations arising under any collective bargaining agreement, statute or otherwise.

                        (iii) The conduct of the business of each of IXnet and each of its subsidiaries and, to the knowledge of IXnet, its contractors complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto, including the Foreign Corrupt Practices Act, except for violations or failures so to comply, if any, that, individually or in the aggregate, could not reasonably be expected to have an IXnet Material Adverse Effect.

                (i) Absence of Changes with respect to Employees and Employee Benefit Plans. Except as set forth in Section 3.01(i) of the Disclosure Schedule or in the Recent IXnet SEC Documents, since September 1, 1999, there has not been any (i) increase in the compensation or fringe benefits of any present or former director or IXnet Employee (as defined below) whose base salary equals or is in excess of $100,000 per annum as of September 1, 1999 (except for increases in salary or wages in the ordinary course of business consistent with past practice), (ii) grant of any severance or termination pay to any present or former director or IXnet Employee whose base salary equals or is in excess of $100,000 per annum as of September 1, 1999 (except in the ordinary course of business consistent with past practice or as required by law or agreements or plans in effect as of September 1, 1999), (iii) loan or advance of money or other property by IXnet or any subsidiary thereof to any of their present or former directors or IXnet Employees which is outstanding as of the date hereof or (iv) establishment, adoption, entrance into, amendment or termination of any IXnet Plan (as defined below).

                (j) (i) Except as set forth therein, Section 3.01(j)(i) of the Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), and all stock purchase, stock option, consulting, severance, employment, change-in-control, termination, indemnification, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transaction contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any current or former director or any employee or former employee of IXnet or any subsidiary thereof (the "IXnet Employees") has any present or future right to benefits, sponsored or maintained by IXnet or its subsidiaries or under which IXnet or any subsidiary thereof has had or has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "IXnet Plans".

                        (ii) Except as set forth in Section 3.01(j)(ii) of the Disclosure Schedule, with respect to each IXnet Plan, IXnet has made available to Parent a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (A) any related trust agreement or other funding instrument; (B) the most recent determination letter, if applicable; (C) any summary plan description and other written communications (or a description of any oral communications) by IXnet or any subsidiary thereof to their employees concerning the extent of the benefits provided under a IXnet Plan; and (D) with respect to each employee pension benefit plan, for the three (3) most recent years (I) the Form 5500 and attached schedules, (II) audited financial statements, (III) actuarial valuation reports and (IV) attorney's response to an auditor's request for information.

                        (iii) (A) Each IXnet Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (B) each IXnet Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification;
        (C) no event has occurred and no condition exists that would subject IXnet or any subsidiary thereof, either directly or by reason of their affiliation with any member of their "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (D) for each IXnet Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; (E) no "reportable event" (as such term is defined in ERISA section 4043), "prohibited transaction" (as such term is defined in ERISA section 406 and Code section 4975) or "accumulated funding deficiency" (as such term is defined in ERISA section 302 and Code section 412 (whether or not waived)) has occurred with respect to any IXnet Plan; (F) no IXnet Plan provides retiree welfare benefits and neither IXnet nor any subsidiary thereof has any obligations to provide any retiree welfare benefits, other than those mandated by the Consolidated Omnibus Budget Reconciliation Act of 1995; and (G) except as set forth in Section 3.01(j)(iii) of the Disclosure Schedule, all awards, grants or bonuses made pursuant to any IXnet Plan have been, or will be, fully deductible to IXnet or its subsidiaries notwithstanding the provisions of Section 162(m) of the Code and the regulations promulgated thereunder; provided that with respect to each IXnet Plan that is a multi-employer plan, the representations contained in this Section 3.02(j)(iii) are made to the knowledge of IXnet.

                        (iv) There are no IXnet Plans that are not multiemployer plans which are subject to Title IV of ERISA.

                        (v) With respect to any multiemployer plan (within the meaning of ERISA section 4001(a)(3)) to which IXnet, any subsidiary thereof, or any member of their Controlled Group has any liability or contributes (or has at any time contributed or had an obligation to contribute): (A) none of IXnet, any subsidiary thereof, or any member of their Controlled Group has incurred any withdrawal liability under Title IV of ERISA or, to the best knowledge of IXnet, would be subject to such liability if, as of the Closing Date, IXnet, any of its subsidiaries or any member of their Controlled Group were to engage in a complete withdrawal (as defined in ERISA section 4203) or partial withdrawal (as defined in ERISA section 4205) from any such multiemployer plan; and (B) to the best knowledge of IXnet, no such multiemployer plan is in reorganization or insolvent (as those terms are defined in ERISA sections 4241 and 4245, respectively).

                        (vi) With respect to any IXnet Plan other than a multiemployer plan, and to the best knowledge of IXnet with respect to any multiemployer plan, (A) no actions, suits or claims (other than routine claims for benefits in the ordinary course) are pending or threatened, (B) no facts or circumstances exist that could give rise to any such actions, suits or claims, and (C) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Pension Benefit Guaranty Corporation, the Internal Revenue Service or any other governmental agency is pending, threatened or in progress.

                        (vii) Except as set forth in Section 3.01(j)(vii) of the Disclosure Schedule, no IXnet Plan exists that, as a result of the transaction contemplated by this Agreement, could result in the payment to any current or former Employee or director of IXnet or any subsidiary thereof of any money or other property or could result in the acceleration or provision of any other rights or benefits to any current or former Employee or director of

        IXnet or any subsidiary thereof, whether or not such payment, right or benefit would constitute a parachute payment within the meaning of Code section 280G.

                (k) Tax Returns and Tax Payments. IXnet and each of its subsidiaries, and any Consolidated Group for Tax purposes of which IXnet or any of its subsidiaries is or has been a member (an "IXnet Consolidated Group") has timely filed all Tax Returns required to be filed by it and all such Tax Returns are correct and complete in all material respects. All Taxes shown on such Tax Returns have been timely paid, and IXnet, each of its subsidiaries and each IXnet Consolidated Group has timely paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings). IXnet, its subsidiaries and each IXnet Consolidated Group have made adequate provision (to the extent required by, and in accordance with GAAP) for all Taxes payable for any periods that end before the Effective Time of the Mergers for which no Tax Returns have yet been filed and for any periods that begin before the Effective Time of the Mergers and end after the Effective Time of the Mergers to the extent such Taxes are attributable to the portion of any such period ending at the Effective Time of the Mergers, and the charges, accruals and reserves for Taxes reflected in the financial statements of IXnet, its subsidiaries and each IXnet Consolidated Group are adequate under GAAP to cover the Tax liability accruing or payable by IXnet and its subsidiaries in respect of periods prior to the date hereof. Except as set forth in Section 3.01(k) of the Disclosure Schedule: (i) no material claim for unpaid Taxes has become a lien against the property of IXnet or any of its subsidiaries or is being asserted in writing against IXnet or any of its subsidiaries, (ii) neither IXnet nor any of its subsidiaries is delinquent in the payment of any Tax or has requested or filed any document having the effect of causing any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed, (iii) no material audit or other proceeding with respect to any Taxes due from IXnet, any of its subsidiaries or any IXnet Consolidated Group or any Tax Return of IXnet, any of its subsidiaries or any IXnet Consolidated Group is pending, threatened, to the best of IXnet's knowledge, or being conducted by a Tax authority,
        (iv) no extension of the statute of limitations on the assessment of any Taxes has been granted by IXnet, any of its subsidiaries or any IXnet Consolidated Group and is currently in effect, (v) neither IXnet or any of its subsidiaries (A) has been a member of a Consolidated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was IPC) or (B) has any liability for the Taxes of any person (other than IXnet and its subsidiaries), including liability arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract, or otherwise, (vi) no consent under Section 341(f) of the Code has been filed with respect to IXnet or any of its subsidiaries, and (vii) all Taxes required to be withheld, collected or deposited by or with respect to IXnet, each of its subsidiaries and each IXnet Consolidated Group have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority.

                (l) Board Approval; Section 203 of the DGCL. The Board of Directors of IXnet has, prior to the execution hereof, approved the execution and delivery by IXnet of this Agreement and the consummation of the Mergers and the other transactions contemplated by this Agreement. Section 203 of the DGCL is inapplicable to this Agreement, the Mergers, the Voting Agreement and the other transactions contemplated hereby and thereby with respect to IXnet. No state takeover statute or similar statute or regulation of the State of Delaware or of any other state or jurisdiction applies or purports to apply to this Agreement, the Mergers, the Voting Agreement, the Stockholder Consents or any of the other transactions contemplated hereby or thereby and no provision of the certificate of incorporation, by-laws or other governing instruments of IXnet or any of its subsidiaries or the terms of any rights plan or preferred stock of IXnet would, directly or indirectly, restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, securities of IXnet and its subsidiaries that may be acquired or controlled by Parent or permit any stockholder to acquire securities of IXnet or the IXnet Merger Surviving Corporation on a basis not available to Parent in the event that Parent were to acquire securities of IXnet or its subsidiaries.

                (m) Environmental Matters. (i) Except as disclosed in Section 3.01(m) of the Disclosure Schedule:

                        (A) IXnet and its subsidiaries including their
                predecessors and their properties (I) are in compliance in all material respects with all applicable Environmental Laws; (II) hold all material Environmental Permits (each of which is in full force and effect) required for any of their current or intended operations or for any property owned, leased, or otherwise operated by any of them; (III) are in compliance in all material respects with all of their Environmental Permits; and (IV) reasonably believe that: each of their Environmental Permits will be timely renewed and complied with, without material expense; any additional Environmental Permits that may be required of any of them will be timely obtained and complied with, without material expense; and compliance with any Environmental Law that is or is expected to become applicable to any of them will be timely attained and maintained, without material expense;

                        (B) None of IXnet and its subsidiaries has received any
                Environmental Claim, and none of IXnet and its subsidiaries is aware, after reasonable inquiry, of any threatened Environmental Claim or of any circumstances, conditions or events that would reasonably be expected to give rise to an Environmental Claim, against IXnet or any of its subsidiaries, in each case that, individually or in the aggregate, would reasonably be expected to have an IXnet Material Adverse Effect;

                        (C) None of IXnet and its subsidiaries has entered into
                or agreed to any consent decree or order under any Environmental Law, and none of IXnet and its subsidiaries is subject to any judgment, decree or order of any governmental authority relating to compliance with any Environmental Law or to investigation, cleanup, remediation or removal of regulated substances under any Environmental Law;

                        (D) There are no (I) underground storage tanks, (II)
                polychlorinated biphenyls, (III) asbestos or asbestos-containing materials or (IV) Hazardous Materials present at any facility currently or, to the knowledge of IXnet, formerly owned, leased or operated by IXnet or any of its subsidiaries that would reasonably be expected to give rise to material liability of IXnet or any of its subsidiaries under any Environmental Laws;

                        (E) There are no past (including, to the knowledge of
                IXnet, with respect to assets or businesses formerly owned, leased or operated by IXnet or any of its subsidiaries) or present actions, activities, events, conditions or circumstances, including the release, threatened release, emission, discharge, generation, treatment, storage or disposal of Hazardous Materials, that would reasonably be expected to give rise to material liability of IXnet or any of its subsidiaries under any Environmental Laws or any contract or agreement; and

                        (F) To the knowledge of IXnet, none of IXnet and its
                subsidiaries has assumed or retained, by contract or operation of law, any material liabilities of any kind, fixed or contingent, under any Environmental Law or with respect to any Hazardous Material or Environmental Claim.

                (ii) The items on Section 3.01(m) of the Disclosure Schedule, individually and in the aggregate, would not reasonably be expected to have an IXnet Material Adverse Effect.

                (iii) IXnet has provided or made available to Parent and GC Merger Sub true and complete copies of all Environmental Reports in its possession or control.

                (n) Material Contract Defaults; Non-Competes. (i) IXnet has provided or made available to Parent copies, and has provided a true and correct list to Parent, of all material contracts, agreements, commitments, arrangements, leases, licenses, policies or other instruments to which it or any of its subsidiaries is a party or by which it or any such subsidiary is bound ("IXnet Material Contracts"). Neither IXnet nor any of its subsidiaries is, or has received any notice or has any knowledge that any other party is, in default or unable to perform in any respect under any such IXnet Material Contract, including any license or agreement relating to intellectual property, except for those defaults which could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect with respect to IXnet; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default.

                        (ii) Except as disclosed in Section 3.01(n) of the
                Disclosure Schedule or in the Recent IXnet SEC Documents, neither IXnet nor any of its subsidiaries is a party to any agreement that expressly limits the ability of IXnet or any of its subsidiaries to compete in or conduct any line of business or compete with any person in any geographic area or during any period of time.

                (o) Brokers. No broker, investment banker, financial advisor or other person other than Salomon Smith Barney Inc. and Donaldson, Lufkin & Jenrette Securities Corporation is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of IXnet.

                (p) Opinion of Financial Advisor. IXnet has received the opinions of Salomon Smith Barney Inc. and Donaldson, Lufkin & Jenrette Securities Corporation, each dated the date of this Agreement, to the effect that, as of the date thereof, the IXnet Merger Exchange Ratio is fair, from a financial point of view, to the holders of IXnet Common Stock.

                (q) Board Recommendation. The Board of Directors of IXnet, at a meeting duly called and held, has (i) determined that this Agreement and the transactions contemplated hereby, including the Mergers, and the Voting Agreement and the transactions contemplated thereby, taken together, are fair to and in the best interests of the stockholders of IXnet, and (ii) declared this Agreement advisable and resolved to recommend that the holders of the shares of IXnet Common Stock adopt this Agreement.

                (r) Required IXnet Vote. The IXnet Stockholder Approval, being the affirmative approval, by vote or written consent, of a majority of the outstanding shares of IXnet Common Stock, is the only vote of the holders of any class or series of IXnet's securities necessary to adopt the Merger Agreement and approve the Mergers and the other transactions contemplated hereby. There is no vote of the holders of any class or series of IXnet's securities necessary to approve the Voting Agreement or the transactions contemplated thereby.

                (s) Properties. Except as disclosed in the Recent IXnet SEC Documents or in Section 3.01(s) of the Disclosure Schedule hereto, each of IXnet and its subsidiaries (i) has good and marketable title to all the properties and assets reflected in the latest audited balance sheet included in the Recent IXnet SEC Documents as being owned by IXnet or one of its subsidiaries or acquired after the date thereof which are, individually or in the aggregate, material to IXnet's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of (A) all Liens except (1) statutory liens securing payments not yet delinquent and (2) such imperfections or irregularities of title, or other Liens (other than real property mortgages or deeds of trust) as do not materially and adversely affect the current use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations currently conducted at such properties, (B) all real property mortgages and deeds of trust and (C) the Liens disclosed in Section 3.01(s) of the Disclosure Schedule and (ii) is the lessee of all leasehold estates reflected in Section

        3.01(s) of the Disclosure Schedule or acquired after the date thereof which are material to its business on a consolidated basis and is in possession of the properties purported to be leased thereunder, and each such lease is in full force and effect and is valid without material default (and the lessee has not received any notice of default, whether or not material) thereunder by the lessee or, to IXnet's knowledge, the lessor.

                (t) Intellectual Property. (i) Except as disclosed in the Recent IXnet SEC Documents, IXnet has heretofore made available to Parent, with respect to the Intellectual Property owned, held or used by IXnet or its subsidiaries ("IXnet IP"), all material patents, registrations and applications relating thereto, all material unregistered copyrights, trademarks, service marks, brand names, corporate names, technology and inventions and each and every material license, sublicense, consent-to-use agreement and other agreement granting or obtaining any right to use or practice any rights under any IXnet IP to which IXnet and/or any of its subsidiaries is a party ("IXnet IP Licenses").

                        (ii) Except as disclosed on Section 3.01(t)(ii) of the Disclosure Schedule, (1) IXnet and/or any of its subsidiaries own or has the right to use all the Intellectual Property necessary for IXnet and its subsidiaries to conduct their businesses as is currently conducted and consistent with past practice; (2) all of the material IXnet IP is valid, enforceable and unexpired, is free of Liens, and has not been abandoned; (3) to IXnet's knowledge, the IXnet IP does not infringe or otherwise impair the Intellectual Property of any third party and is not being infringed or impaired by any third party; (4) no judgment, decree, injunction, rule or order has been rendered or, to the knowledge of IXnet, is threatened by any Governmental Entity which would limit, cancel or question the validity of (or IXnet or any subsidiary's right to own or use) any material IXnet IP; (5) IXnet takes all reasonable steps to protect, maintain and safeguard the material IXnet IP, including executing all appropriate confidentiality agreements; (6) neither IXnet and its subsidiaries, nor, to the best of IXnet's knowledge, any other party to an IP License, is alleged in writing to be, in breach or default thereunder, and IXnet and its subsidiaries have not received any written notification from any third party that there is any such breach or default; (7) the transactions contemplated by this Agreement shall in no material way impair or limit the rights of IXnet or any of its subsidiaries under any IP License, or cause any material payments to be due thereunder.

                (u) Transaction with Affiliates. Except as set forth in Section 3.01(u) of the Disclosure Schedule and in the IXnet SEC Documents, from October 1, 1997 through the date of this Agreement, there has been no transaction, agreement, arrangement or understanding, or any related series thereof, between IXnet or its subsidiaries or contractors, on the one hand, and IXnet's affiliates (other than IPC and the wholly-owned (excluding directors' and nominee shares) subsidiaries of IPC or IXnet), on the other hand, in which the amount or value involved exceeded $60,000.

                SECTION 3.03 Representations and Warranties of Parent and Sub. Parent and GC Merger Sub represent and warrant to the Companies as follows:

                (a) Organization, Standing and Corporate Power. Each of Parent, GC Merger Sub and the other subsidiaries of Parent is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to carry on its business as now being conducted and is duly qualified or licensed and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary other than in such jurisdictions where the failure so to qualify or to be in good standing would not, either individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. The copies of the memorandum of association and by-laws of Parent which were previously furnished to IXnet are true, complete and correct copies of such documents as in effect on the date of this Agreement. For purposes of this Section 3.03, "subsidiary" shall mean those subsidiaries of Parent that constitute "Significant Subsidiaries" within the meaning of Rule 1-02 of Regulation S-X of the SEC.

                (b) Capital Structure. (i) As of February 18, 2000, the authorized capital stock of Parent consisted of (a) 3,000,000,000 shares of Parent Common Stock of which 780,156,745 shares were outstanding (not including 22,033,758 shares of Parent Common Stock held by a subsidiary of Parent and considered "treasury stock" for U.S. GAAP purposes) and
        (b) 20,000,000 shares of preferred stock of which (A) 10,000,000 shares of Parent's 6-3/8% Cumulative Convertible Preferred Stock, (B) 400,000 shares of Parent's 6-3/8% Cumulative Convertible Preferred Stock, Series B, and (C) 2,600,000 shares of Parent's 7% Cumulative Convertible Preferred Stock (collectively, the "Parent Preferred Stock") were outstanding. As of February 18, 2000, (a) 2,000,000 shares of Parent Common Stock were reserved for issuance to pay dividends on the outstanding shares of Parent Preferred Stock, (b) 43,317,369 shares of Parent Common Stock were reserved for issuance upon conversion of the shares of Parent Preferred Stock and (c) 90,000,000 shares of Parent Common Stock were reserved for issuance pursuant to Parent's 1998 Stock Incentive Plan (the "Parent Stock Incentive Plan"). Since February

        18, 2000 to the date of this Agreement, there have been no issuances of shares of the capital stock of Parent or any other securities of Parent other than (a) issuances of shares pursuant to options or rights outstanding under the stock plans of Parent and (b) issuances of shares of Parent Common Stock upon conversion of shares of Parent Preferred Stock. All issued and outstanding shares of the capital stock of Parent are duly authorized, validly issued, fully paid and non-assessable, and no class of capital stock is entitled to preemptive rights. There were outstanding as of February 18, 2000 no options, warrants or other rights to acquire capital stock from Parent other than (A) options representing in the aggregate the right to purchase 80,232,932 shares of Parent Common Stock issued to current or former employees, directors and consultants of Parent and its subsidiaries pursuant to the Parent Stock Incentive Plan and (B) (i) warrants to purchase 12,500,012 shares of Parent Common Stock expiring August 13, 2003, exercisable at $9.50 per share of Parent Common Stock, and (ii) warrants to purchase 5,108,358 shares of Parent Common Stock expiring August 13, 2008, exercisable at $9.50 per share of Parent Common Stock (collectively, the "Parent Warrants"). No options or warrants or other rights to acquire capital stock from Parent have been issued or granted since February 18, 2000 to the date of this Agreement.

                        (ii) As of the date of this Agreement, other than Parent Common Stock and Parent Preferred Stock, no bonds, debentures, notes or other indebtedness or other securities of Parent having the right to vote on any matters on which shareholders may vote ("Parent Voting Debt") are issued or outstanding.

                        (iii) Except as otherwise set forth in this Section 3.03(b), as of the date of this Agreement, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which Parent or any of its subsidiaries is a party or by which any of them is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. As of the date of this Agreement, there are no outstanding obligations of Parent or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its subsidiaries, other than with respect to Parent Preferred Stock and the 10-1/2 % Senior Exchangeable Preferred Stock due 2008 of Global Crossing Holdings Ltd., in each case in accordance with the terms thereof.

                (c) Authority; Noncontravention. (i) Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, subject to the approval of the Bermuda Monetary Authority of the issuance of the shares of Parent Common Stock to be issued in the Mergers (and the subsequent free transferability of the corresponding shares between nonresident persons for exchange control purposes). The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. This Agreement has been duly executed and delivered by Parent and constitutes a valid and binding agreement of Parent, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors generally, by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

                        (ii) The execution and delivery of this Agreement by Parent does not or will not, as the case may be, and the consummation by Parent of the Mergers and the other transactions contemplated hereby will not, conflict with, or result in a violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on any assets (any such conflict, violation, default, right of termination, amendment, cancellation or acceleration, loss or creation, a "Violation") pursuant to: (A) any provision of the memorandum of association or by-laws of Parent or any other constituent document of any subsidiary of Parent, or (B) except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any subsidiary of Parent or their respective properties or assets.

                        (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent or any subsidiary of Parent in connection with the execution and delivery of this Agreement by Parent or the consummation of the Mergers and the other transactions contemplated hereby, except for (i) the filing of a premerger notification and report form under the HSR Act, (ii) the filing with the SEC of (y) the Information Statements relating to the Mergers and, if applicable, the Schedules 13E-3, and (z) such reports under the Exchange Act as may be required in connection with this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby, (iii) the filing of the Certificates of Merger with the Secretary of State of the State of Delaware and the filing of appropriate documents with the relevant authorities of other states in which IPC or IXnet is qualified to do business, (iv) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as are set forth in Section 3.01(d) of the Disclosure Schedule, and (vi) the approval of the issuance of the shares of Parent Common Stock to be issued in the Mergers (and of the subsequent free transferability of the corresponding shares between nonresident persons for exchange control purposes) by the Bermuda Monetary Authority and such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to make or obtain would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

                (d) Reports and Financial Statements. Parent has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 1, 1999 (collectively, including all exhibits thereto, the "Parent SEC Reports"). None of the Parent SEC Reports, as of their respective dates (and, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the financial statements (including the related notes) included in the Parent SEC Reports presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of Parent and its subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of the unaudited interim financial statements, to normal year-end adjustments that have not been and are not expected to be material in amount. All of such Parent SEC Reports, as of their respective dates, complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations promulgated thereunder.

                (e) Information Supplied. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (i) the Forms S-4 will, at the time each Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) each Information Statement/Prospectus will, on the date it is first mailed to IPC's stockholders or IXnet's stockholders, as the case may be, or at the time of the IXnet Stockholder Meeting or the IPC Stockholder Meeting, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the Forms S-4 and the Information Statement/Prospectuses will comply as to form in all material respects with the requirements of the Exchange Act and the Securities Act and the rules and regulations of the SEC thereunder. Notwithstanding the foregoing provisions of this Section 3.03(e), no representation or warranty is made by Parent with respect to statements made or incorporated by reference in the Forms S-4 or the Information Statement/Prospectuses based on information supplied by IXnet or IPC or their subsidiaries for inclusion or incorporation by reference therein.

                (f) Board Approval. The Board of Directors of Parent, by resolutions duly adopted at a meeting duly called and held and not subsequently rescinded or modified in any way, has approved this Agreement, the Merger and the Voting Agreement. The Board of Directors of GC Merger Sub has duly approved this Agreement and the IPC Merger and declared this Agreement advisable.

                (g) Brokers. No agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent, except Chase Securities Inc. ("Chase"), whose fees and expenses will be paid by Parent in accordance with Parent's agreement with such firm based upon arrangements made by or on behalf of Parent.

                SECTION 3.04 Representations of Parent and Sub. Parent and GC Merger Sub represent and warrant to the Company as follows:

                (a) Organization and Corporate Power. GC Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. GC Merger Sub is a direct wholly-owned subsidiary of Parent.

                (b) Corporate Authorization. GC Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by GC Merger Sub of this Agreement and the consummation by GC Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of GC Merger Sub. This Agreement has been duly executed and delivered by GC Merger Sub and constitutes a valid and binding agreement of GC Merger Sub, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, by general equity principles (regardless or whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

                (c) Non-Contravention. The execution, delivery and performance by GC Merger Sub of this Agreement and the consummation by GC Merger Sub of the transactions contemplated hereby do not and will not contravene or conflict with the certificate of incorporation or by-laws of GC Merger Sub.

                (d) No Business Activities. GC Merger Sub has not conducted any activities other than in connection with the organization of GC Merger Sub, the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby. GC Merger Sub has no subsidiaries.

                (e) Capitalization of GC Merger Sub. The authorized capital stock of GC Merger Sub consists of 100 shares of common stock, par value $0.01 per share, all of which have been validly issued, are fully paid and nonassessable and are owned by Parent, free and clear of any Lien.

                                   ARTICLE IV

           Covenants Relating to Conduct of Business Prior to Mergers

                SECTION 4.01 Conduct of Business of the Companies. (a) Conduct of Business by the Companies. During the period from the date of this Agreement to the Effective Time of the Mergers (except as otherwise specifically required by the terms of this Agreement), each of the Companies shall, and shall cause its subsidiaries to, act and carry on their respective businesses in all material respects in the usual, regular and ordinary course of business consistent with past practice and, to the extent consistent therewith, use its reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall be materially unimpaired at the Effective Time of the Mergers. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time of the Mergers, the Companies shall not, and shall not permit any of their subsidiaries to, without the prior written consent of Parent:

                (i) (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, other than dividends and distributions paid by a direct or indirect wholly owned subsidiary of IPC to its parent, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of the Companies or any of their subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

                (ii) authorize for issuance, issue, deliver, sell, transfer, pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its subsidiaries, any other voting securities or any securities convertible into or exercisable or exchangeable for, or any rights, warrants, calls, commitments or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including stock appreciation rights) (other than the issuance of IPC Common Stock or IXnet Common Stock upon the exercise of options to purchase shares of such common stock outstanding on the date of this Agreement and in accordance with their present terms);

                (iii) amend its certificate of incorporation, by-laws or other comparable organizational documents;

                (iv) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any corporation, partnership, joint venture, association or other business organization or division thereof;

                (v) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of, close or shut down its properties or assets, other than reasonable sales of inventory in the ordinary course of business and assets having an aggregate value not in excess of $500,000;

                (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Companies or any of their subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice, (y) amend the terms of any outstanding security or (z) make any loans, advances or capital contributions to, or investments in, any other person, other than by a wholly owned subsidiary to its parent or to any direct or indirect wholly owned subsidiary;

                (vii) acquire or agree to acquire any assets the value of which, individually or in the aggregate, exceeds $250,000, or make or agree to make any capital expenditures except for capital expenditures set forth in the business plans as capital expenditure budgets of the Companies provided to Parent prior the date hereof;

                (viii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction, (x) of liabilities or obligations in the ordinary course of business consistent with past practice, (y) liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) included in the Recent IPC SEC Documents or (z) other claims, liabilities or obligations in the aggregate in an amount (or having a value in an amount) not in excess of $1,000,000, or waive, release, grant, or transfer any rights of value or modify or change any existing license, lease, contract or other document in any manner that would be material to IPC or enter into any new lease, license or other contract or document;

                (ix) adopt a plan of complete or partial liquidation or resolutions providing for or authorizing such a liquidation or a dissolution, merger, consolidation, restructuring, recapitalization or reorganization;

                (x) enter into any new collective bargaining agreement or any successor collective bargaining agreement to any collective bargaining agreement or amend any existing collective bargaining agreement;

                (xi) change any accounting principle used by it, except for such changes as may be required to be implemented following the date of this Agreement pursuant to GAAP or rules and regulations of the SEC promulgated following the date hereof;

                (xii) settle or compromise any litigation (whether or not commenced prior to the date of this Agreement), other than litigation not in excess of amounts reserved for in the most recent consolidated financial statements of IPC included in the Recent IPC SEC Documents or, if not so reserved for, in an aggregate amount not in excess of $250,000 (provided in either case such settlement documents do not involve any material non-monetary obligations on the part of IPC);

                (xiii) close, shut down or otherwise eliminate any of its facilities;

                (xiv) enter into any transaction, agreement, arrangement or understanding, or any related series thereof, between itself or its subsidiaries, on the one hand, and its affiliates (other than IPC and the wholly-owned (excluding directors' and nominee shares) subsidiaries of IPC or IXnet), on the other hand;

                (xv) change any Tax election, change any annual Tax accounting period, change any method of Tax accounting, file any amended Tax return, enter into any closing agreement relating to any material Tax, settle any material Tax claim or assessment, surrender any right to claim a Tax refund or consent to any extension or waiver of the limitations period applicable to any Tax claim or assessment;

               (xvi) change the composition, fill any vacancies or increase the size of IPC's or IXnet's Board of Directors; or

                (xvii) authorize any of, or commit or agree to take any of, the foregoing actions.

                (b) Changes in Employment Arrangements and Severance. Following the date of this Agreement, none of IPC, IXnet nor any subsidiary thereof shall, without the Parent's prior written consent, (a) increase the compensation or fringe benefits of any present or former director, officer or Employee of IPC, IXnet or any subsidiary thereof (except for increases in salary or wages in the ordinary course of business consistent with past practice), (b) grant any severance or termination pay to any present or former director, officer or Employee of IPC, IXnet or any subsidiary thereof (except in the ordinary course of business consistent with past practice or as required by law or agreements or plans in effect as of the date of this Agreement), (iii) loan or advance any money or other property to any present or former director, officer or Employee of IPC, IXnet or any subsidiary thereof, (iv) establish, adopt, enter into, amend or terminate any IPC or IXnet Plan, except as required by law, or (v) take any action that would accelerate the ability of a holder of any option to acquire shares of IPC, IXnet or any of their subsidiaries pursuant to the exercise of such option.

                (c) Transition Planning. (i) Parent and IPC shall each appoint three officers, including in each case its chief financial officer, to serve from time to time as their respective representatives on a committee that will be responsible for coordinating transition planning and implementation relating to the Mergers. Either party may remove and replace its appointees at any time. During the period between the date of this Agreement and the Effective Time of the Mergers, such committee shall (A) examine various alternatives regarding the manner in which to best organize and manage the businesses of Parent and the Companies after the Effective Time of the Mergers and (B) coordinate policies and strategies with respect to regulatory authorities and bodies, in all cases subject to applicable law and regulation.

                (ii) In order to facilitate an orderly transition of the business of the Companies to a wholly owned subsidiary of Parent and to permit the coordination of their related operations on a timely basis, the Companies shall consult with Parent on all strategic and material operational matters. Without in any way limiting the provisions of Section 5.04, Parent, its subsidiaries, officers, employees, counsel, financial advisors and other representatives shall, upon reasonable notice to either Company, be entitled to review the operations and visit the facilities of such Company and its subsidiaries during business hours as may be deemed reasonably necessary by Parent in order to accomplish the foregoing. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct either Company's operations prior to the Effective Time of the Mergers.

                (iii) Promptly following the date hereof, Parent and the Companies shall, to the extent not violative in any material respect of any law or of any contracts or agreements to which any party hereto or any of its subsidiaries or controlled affiliates is a party, commence to negotiate in good faith an agreement to transition the Companies' business onto Parent's network and review Parent's and the Companies' U.S. domestic network to obtain the maximum network optimization and synergies as necessary for the Companies' future business plans.

                                    ARTICLE V

                              Additional Agreements

                SECTION 5.01 Preparation of Forms S-4 and the Information Statement/Prospectuses; Stockholder Meetings. (a) As promptly as practicable following the date hereof, (i) the parties shall prepare and the Companies shall file with the SEC transaction or information statements relating to each of the Mergers, which in each case shall, together with the prospectuses referred to below, constitute an information statement and prospectus and, if necessary, a transaction statement on Schedule 13E-3 (such transaction or information statement/prospectuses, and any amendments or supplements thereto, the "Information Statement/Prospectuses"), and (ii) Parent shall, in cooperation with the Companies, prepare and file with the SEC registration statements on Form S-4 with respect to the issuance of Parent Common Stock in the Mergers (including any amendments or supplements thereto, the "Forms S-4"). The Information Statement/Prospectuses will be included in a Form S-4 as Parent's prospectus. The Forms S-4, the Information Statement/Prospectuses shall comply as to form in all material respects with the applicable provisions of the Securities Act and the Exchange Act and the rules and regulations thereunder. Each of Parent and the Companies shall use all reasonable efforts to have the Forms S-4 declared effective by the SEC as promptly as practicable after filing with the SEC and to keep the Forms S-4 effective as long as is necessary to consummate the

Mergers. The Companies will use their reasonable best efforts to cause the Information Statement/Prospectuses to be mailed to each Company's stockholders, as applicable, as promptly as practicable after the applicable Form S-4 is declared effective under the Securities Act. The parties shall promptly provide copies, consult with each other and prepare written responses with respect to any written comments received from the SEC with respect to each Information Statement/Prospectus or Form S-4 and advise one another of any oral comments with respect to each Information Statement/Prospectus, Form S-4 or Schedule 13E-3 received from the SEC. The parties will cooperate in preparing and filing with the SEC any amendment or supplement to the Information Statement/Prospectuses or Forms S-4. No amendment or supplement to the Information Statement/Prospectuses shall be filed without the prior approval of Parent and the Companies, which approvals shall not be unreasonably withheld or delayed.

                (b) The IPC Stockholders have agreed to execute and deliver, or cause to be executed and delivered, in accordance with Section 228 of the DGCL, immediately following execution and delivery of this Agreement, a written consent with respect to all shares of the IPC Common Stock owned by them or which they have the right to vote or consent in favor of the adoption of this Agreement (the "IPC Stockholder Consent"). IPC agrees that immediately following the execution and delivery of this Agreement, it shall execute and deliver in accordance with Section 228 of the DGCL, in its capacity as the sole stockholder of IPC Systems, a Stockholders Consent in the form of Exhibit A hereto (the "IPC Systems Stockholder Consent") and IPC Systems agrees that immediately following the execution and delivery of this Agreement, it shall execute and deliver in accordance with Section 228 of the DGCL, in its capacity as a stockholder of IXnet, a Stockholders Consent in the form of Exhibit A hereto (the "IXnet Stockholder Consent" and, together with the IPC Stockholder Consent and the IPC Systems Stockholder Consent, the "Stockholder Consents"). Each such Stockholder Consent shall be irrevocable, with respect to all shares of IPC Common Stock or IXnet Common Stock that are owned beneficially or of record by IPC or IPC Systems, as the case may be, or as to which they have, directly or indirectly, the right to vote or direct the voting. Each of IPC and IPC Systems hereby further agrees that, during the term of this Agreement, it shall, from time to time, at the request of Parent, at any meeting (whether annual or special and whether or not an adjourned or postponed meeting) of stockholders of IXnet, however called, or in connection with any written consent of the holders of IXnet Common Stock, in either case, prior to the earlier of the Effective Time of the Mergers and the termination of this Agreement, if a meeting is held, appear at such meeting or otherwise cause all shares of IXnet Common Stock beneficially owned by it to be counted as present thereat for purposes of establishing a quorum, and it shall vote or consent (or cause to be voted or consented), in person or by proxy, all such shares of IXnet Common Stock, and any other voting securities of IXnet (whether acquired heretofore or hereafter), that are beneficially owned by it or its controlled affiliates or as to which it has, directly or indirectly, the right to vote or direct the voting, (i) in favor of the IXnet Merger, the adoption of this Agreement and the approval of the other transactions and other matters contemplated by this Agreement and any actions required in furtherance hereof; (ii) against any action or agreement that would result in a breach in any material respect of any covenant, representation or warranty or any other obligation or agreement of any party under this Agreement; (iii) except as otherwise agreed to in writing in advance by Parent, against the following actions (other than the IXnet Merger and the transactions and other matters contemplated by this Agreement): (1) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving IXnet or its subsidiaries; (2) a sale, lease or transfer of a material amount of assets of IXnet or its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of IXnet or its subsidiaries; (3)
(A) any change in the majority of the board of directors of IXnet; (B) any material change in the present capitalization of IXnet or any amendment of its Certificate of Incorporation or By-laws; (C) any other material change in IXnet's corporate structure or business; or (D) any other action; which, in the case of each of the matters referred to in clauses 3(A), (B), (C) or (D), is intended, or could reasonably be expected, to impede, frustrate, prevent, interfere with, delay, postpone, discourage or adversely affect the contemplated economic benefits to Parent of the Mergers or the transactions contemplated by this Agreement or change in any manner the voting rights of the IXnet Common Stock. Neither IPC nor IPC Systems shall enter into any agreement or understanding with any person or entity prior to the termination of this Agreement to vote or give instructions after such termination in a manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence. IPC Systems hereby grants to, and appoints, Parent and Robert Annunziata, Chief Executive Officer of Parent, Dan J. Cohrs, Chief Financial Officer of Parent, and James C. Gorton, Senior Vice President and General Counsel of Parent, in their respective capacities as officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and any other designee of Parent, each of them individually, its irrevocable proxy and attorney-in-fact (with full power of substitution) to execute and deliver a written consent and to vote IPC Systems' shares of IXnet Common Stock as indicated in this Section 5.01(b). IPC Systems intends this proxy to be irrevocable and coupled with an interest and will take such further action and execute such other instruments as may be necessary to effectuate the intent of this proxy and hereby revokes any proxy previously granted by it with respect to its shares of IXnet Common Stock.

                (c) Notwithstanding the foregoing, if Parent so requests, each Company shall, as promptly as practicable following such request, take all action necessary in accordance with applicable law and its certificate of incorporation and by-laws to duly call, give notice of and convene a meeting of its stockholders (in either case, a "Stockholders Meeting") to consider and vote upon the approval and adoption of this Agreement and the applicable Merger, and to submit this Agreement to the stockholders of such Company for their approval, in which case all references in this Agreement to an "Information Statement" with respect to such Company's Merger shall be deemed to be references to a "Proxy Statement," and such Company and its Board of Directors shall take all lawful reasonable action to solicit, and use all reasonable efforts to obtain, such approval. The Board of Directors of each Company shall recommend approval of the Merger Agreement to the stockholders of such Company and shall not be permitted to withdraw, amend or modify in a manner adverse to Parent such recommendation (or announce publicly its intention to do so).

                (d) Each Company will cause its transfer agent to make stock transfer records relating to such Company available to the extent reasonably necessary to effectuate the intent of this Agreement.

                (e) Each of the parties hereto shall use commercially reasonable efforts to cause the Mergers to qualify, and will not take any actions which to its knowledge would reasonably be expected to prevent the Mergers from qualifying as reorganizations under the provisions of Section 368 of the Code.

                SECTION 5.02 Letter of the Companies' Accountants. Each Company shall use its reasonable best efforts to cause to be delivered to Parent a letter of PricewaterhouseCoopers, LLP, the independent public accountants for both Companies, dated a date within two business days before the date on which each Form S-4 shall become effective and addressed to Parent, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Forms S-4. In connection with each Company's efforts to obtain such letter, if requested by PricewaterhouseCoopers LLP, Parent shall provide a representation letter to PricewaterhouseCoopers, LLP complying with SAS 72, if then required.

                SECTION 5.03 Letter of Parent's Accountants. Parent shall use its reasonable best efforts to cause to be delivered to each Company a letter of Arthur Andersen & Co., Parent's independent public accountants, dated a date within two business days before the date on which each Form S-4 shall become effective and addressed to the applicable Company, in form and substance reasonably satisfactory to such Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the Form S-4. In connection with the Parent's efforts to obtain such letter, if requested by Arthur Andersen & Co., each Company shall provide a representation letter to Arthur Andersen & Co. complying with SAS 72, if then required.

                SECTION 5.04 Access to Information; Confidentiality. (a) Each Company shall, and shall cause its subsidiaries, officers, employees, counsel, financial advisors and other representatives to, afford to Parent and its representatives reasonable access during normal business hours during the period prior to the Effective Time of the Mergers to its properties, books, contracts, commitments, personnel and records and, during such period, each Company shall, and shall cause its subsidiaries, officers, employees and representatives to, furnish promptly to Parent (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws, (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request and (iii) no later than 15 days following the end of each calendar month, monthly financial statements prepared on a basis consistent with the quarterly financial statements referred to in Section 3.01(e) or Section 3.02(e). Parent will hold, and will cause its directors, officers, employees, accountants, counsel, financial advisors and other representatives to hold, any nonpublic information of the Companies in confidence to the extent required by, and in accordance with, the provisions of the confidentiality letter between Parent and IXnet and the confidentiality letter between Parent and IPC (collectively, the "Confidentiality Agreement").

                (b) No investigation pursuant to this Section 5.04 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

                SECTION 5.05 Reasonable Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Mergers and the other transactions contemplated by this Agreement. Each of the parties hereto will use its reasonable best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, including parties to loan agreements or other debt instruments and including such consents, approvals, waivers, permits or authorizations as may be required or necessary to transfer any assets and related liabilities of the Companies to the Surviving Corporations in the Mergers, in connection with the transactions contemplated by this Agreement, including the Mergers, and the Voting Agreement and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations. Parent and the Companies shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Mergers. In connection with the legal opinions referred to in Sections 6.02(c) and 6.03(c), Parent, GC Merger Sub, IPC Merger Sub, IPC Systems and the Companies agree to deliver letters of representation reasonable under the circumstances as to their present intention and present knowledge.

                (b) The parties hereto shall file as soon as practicable notifications under the HSR Act with respect to the transactions contemplated hereby and respond as promptly as practicable to any inquiries received from the Federal Trade Commission or the Antitrust Division of the Department of Justice for additional information or documentation and respond as promptly as practicable to all inquiries and requests received from any State attorney general or other Governmental Entity in connection with the transactions contemplated hereby. Concurrently with the filing of notifications under the HSR Act or as soon thereafter as practicable, the Company and Parent shall each request early termination of the HSR Act waiting period.

                SECTION 5.06 Benefit Plans. (a) Effective as of the Closing, Parent shall provide that all retained employees of IPC and its subsidiaries, who are not subject to collective bargaining agreements, shall participate in IPC's existing employee benefit plans through December 31, 2000, and thereafter, either shall continue to participate in any or all of such plans or, at the option of the Parent, shall participate in Parent's benefit plans (other than those plans that are the subject of collective bargaining) on a basis no less favorable in the aggregate than similarly situated employees of Parent and its subsidiaries and, with respect to employees who are the subject of collective bargaining agreements, all benefits and other terms and conditions of employment shall be provided in accordance with the applicable collective bargaining agreement; provided, however, that for purposes of the foregoing, no Stock Plan or other plan, program or arrangement related to the stock of IPC or its subsidiaries shall be considered nor shall Parent or any affiliate thereof have any obligation to issue or provide any benefits related to the stock of IPC or its subsidiaries, other than as provided in Section 2.03. In the event that any employee of

IPC or its affiliates is transferred to Parent or any affiliate of Parent or becomes a participant in an employee benefit plan, program or arrangement maintained by or contributed to by the Surviving Corporations or their affiliates, Parent shall cause such plan, program or arrangement to treat the prior service of such employee with IPC or its affiliates, to the extent such prior service is recognized under the comparable plan, program or arrangement of IPC, as service rendered to the Surviving Corporations or their affiliates, as the case may be; provided, however, that Parent may cause a reduction of benefits under any such plans, programs or arrangements to the extent necessary to avoid duplication of benefits with respect to the same covered years of service and with respect to any defined benefit pension plan of Parent or any affiliate of Parent, no such prior service shall be recognized for any purposes other than eligibility to participate or vesting of benefits.

                (b) To the extent that retained employees of IPC and its subsidiaries become eligible to participate in plans sponsored by Parent and its subsidiaries (other than Companies' benefit plans), Parent shall (i) waive all limitations as to preexisting condition exclusions and waiting periods with respect to participation and coverage requirements applicable to such employees and their respective dependents under any welfare benefit plans that such employees and dependents may be eligible to participate in, effective on or after the Closing Date, but only to the extent that such exclusions and waiting periods were inapplicable or satisfied under the analogous benefit plan of the Companies and (ii) provide each such employee or dependent with credit for any co-payments and deductibles paid prior to the Closing Date in respect of the plan year in progress at the time such participation begins in satisfying any applicable co-payment, deductible or out-of-pocket requirement under any analogous welfare plans that such employees or dependents are eligible to participate in on or after the Closing Date, but only to the extent such co-payment, deductible or out-of-pocket requirements would be deemed satisfied under the analogous benefit plan of the Companies.

                (c) Parent shall cause the Surviving Corporations to honor, in accordance with their terms as in effect on the date hereof, any individual employment, change in control, severance, retirement or termination agreement between a Company or any subsidiary thereof, on the one hand, and any current or former officer, director or employee of such Company or subsidiary, on the other hand that has been made available to Parent and is listed in Section 5.06(c) of the Disclosure Schedule. As soon as practicable following the Closing, Parent will cause to be issued to the officers or employees of IPC and IXnet options to purchase Parent Common Stock as set forth in Section 5.06(c) of the Disclosure Schedule.

                (d) Parent agrees that subject to the Option Limitation Agreement and the amendments to the Stock Plans referred to in Section 2.04(a) hereof, the approval of this Merger Agreement by the Stockholders of IPC and IXnet shall constitute a "Change of Control" within the meaning of the Stock Plans, the IXnet Stock Option Certificate for Executives, and the Employment Agreement dated July 1, 1999 between Gerald Starr and International Exchange Networks, Ltd.

                SECTION 5.07 Indemnification. (a) Commencing at the Effective Time of the Mergers and for six years thereafter, each Company shall indemnify all present and former directors or officers of it and its subsidiaries for acts or omissions occurring prior to the Effective Time of the Mergers to the fullest extent now provided in their respective certificate of incorporation or by-laws, provided such indemnification is consistent with applicable law, to the extent such acts or omissions are uninsured; provided that to the extent that during any period insurance does not fully indemnify any person contemplated to be indemnified in accordance with the first sentence of this Section 5.07, the applicable Company shall indemnify such person in accordance with such terms.

                (b) Parent will cause to be maintained for a period of not less than six years from the Effective Time of the Mergers the Companies' current directors' and officers' insurance and indemnification policies (or at Parent's option replacement policies having terms no less advantageous than the Companies' current policies) to the extent that each such policy provides coverage for events occurring prior to the Effective Time of the Mergers for all persons who are or were directors and officers of the Companies on the date of this Agreement, so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid prior to the date of this Agreement for each such policy (200% of such premium, the "Maximum Premium"), provided that
(i) Parent following the Effective Time of the Mergers shall not be required to spend an amount in any year in excess of 200% of the annual aggregate premiums currently paid by the Companies for such insurance; and provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to cause the Surviving Corporations to obtain policies with the best coverage available, in the reasonable judgment of the Board of Directors of Parent following the Mergers, for a cost not exceeding such amount, and (ii) in the sole discretion of Parent (x) such policies may be one or more "tail" policies for all or any portion of the full four-year period or (y) Parent may cause comparable coverage in accordance with the foregoing clauses to be provided under any policy maintained for the benefit of the directors and officers of Parent or any of its subsidiaries.

                (c) Each indemnified party shall, promptly after receipt of notice of a claim or action against such indemnified party in respect of which indemnity may be sought thereunder, notify the applicable Surviving Corporation or the Parent, as the case may be (each an "indemnifying party") in writing of the claim or action. If any such claim or action shall be brought against an indemnified party, and it shall have notified the indemnifying party thereof, unless based on the written advice of counsel to such indemnified party, a conflict of interest between such indemnified party and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 5.07 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof. Any indemnifying party against whom indemnity may be sought under this Section 5.07 shall not be liable to indemnify an indemnified party if such indemnified party settles such claim or action without the consent of the indemnifying party. The indemnifying party may not agree to any settlement of any such claim or action, other than solely for monetary damages for which the indemnifying party shall be responsible hereunder, as a result of which any remedy or relief shall be applied to or against the indemnified party, without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld. In any action hereunder as to which the indemnifying party has assumed the defense thereof, the indemnified party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but the indemnifying party shall not be obligated hereunder to reimburse the indemnified party of the costs thereof.

                SECTION 5.08 Expenses.

                (a) Except as set forth in this Section 5.08, all fees and expenses incurred in connection with this Agreement, the Voting Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, whether or not the Mergers are consummated; provided, however, that Parent shall pay all fees and expenses, other than accountants' and attorneys' fees, incurred in connection with the printing and filing of the Information Statement/Prospectuses (including any preliminary materials related thereto) and the Forms S-4 (including financial statements and exhibits).

                (b) All transfer, documentary, sales, use, registration, stock transfer Taxes and other such Taxes (including all applicable real estate transfer or gains Taxes) and related fees (including any penalties, interest and additions to Tax) incurred in connection with this Agreement and the transactions contemplated hereby, shall be paid by the Companies and the Companies shall timely make all filings, returns, reports and forms as may be required to comply with the provisions of such Tax laws.

                SECTION 5.09 Public Announcements. Parent and GC Merger Sub, on the one hand, and the Companies and their subsidiaries, on the other hand, will consult with each other before holding any press conferences or analyst calls and before issuing any press releases relating to this Agreement or the Mergers. The parties will provide each other the opportunity to review and comment upon any press release with respect to the transactions contemplated by this Agreement and the Voting Agreement, including the Mergers, and shall not issue any such press release prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this Agreement shall be mutually agreed upon prior to the issuance thereof.

                SECTION 5.10 Affiliates. Prior to the Closing Date, the Companies shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is executed and, if applicable, at the time this Agreement is submitted for approval to the stockholders of the Companies, "affiliates" of either Company for purposes of Rule 145 under the Securities Act. The Companies shall deliver to Parent with respect to each such "affiliate" on or prior to the Closing a written agreement substantially in the form attached as Exhibit B hereto.

                SECTION 5.11 Listing of Parent Common Stock. Parent shall use its reasonable best efforts to cause the shares of Parent Common Stock to be issued in the Mergers and under the Stock Plans to be approved, subject to official notice of issuance, for quotation on NASDAQ or for listing on any other national securities exchange on which the Parent Common Stock may be listed in lieu NASDAQ.

                SECTION 5.12 No Solicitation.

                (a) Neither of the Companies shall, directly or indirectly, through any officer, director, employee, stockholder, financial advisor, agent or other representative (including any investment banker, attorney or accountant retained by the Companies or by any of their subsidiaries or stockholders) (i) solicit, initiate, encourage or facilitate (including by way of furnishing information) any inquiries or proposals that constitute, or would reasonably be expected to lead to, (x) a breach of this Agreement or the Voting Agreement or otherwise interfere in any material respect with the completion of the Mergers or (y) a proposal or offer for an Alternative Transaction (as defined below) involving either of the Companies or any of their subsidiaries (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"), (ii) participate or engage in negotiations or discussions concerning, or provide any non-public information to any person relating to, or otherwise facilitate any effort or attempt to make or implement, any Acquisition Proposal, or (iii) agree to or recommend to its stockholders any Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prevent either Company from complying with Rule 14e-2 under the Exchange Act with respect to an Acquisition Proposal. The Companies agrees that they will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any persons (other than Parent and GC Merger
Sub) conducted heretofore with respect to any Acquisition Proposal. The Companies agrees not to release any other person from, or waive any provision of, any standstill agreement to which it is a party or any confidentiality agreement between it and another person who has made or who may reasonably be considered likely to make an Acquisition Proposal. The Companies agrees that they will take the necessary steps to inform promptly the individuals or entities referred to in the first sentence of this Section 5.12 of the obligations undertaken in this Section 5.12.

                (b) The Companies shall notify Parent immediately after receipt by either Company (or its advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of either Company by any person or entity that informs such party that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in reasonable detail the identity of the person making such Acquisition Proposal and the terms and conditions of such proposal, inquiry or contact.

                (c) As used in this Agreement, "Alternative Transaction" means
(i) a transaction pursuant to which any person or group other than Parent or its affiliates (a "Third Party") would acquire, directly or indirectly, more than 25% of the outstanding shares of IPC Common Stock or IXnet Common Stock whether pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving either Company pursuant to which any person or group would acquire, directly or indirectly, more than 25% of the outstanding shares of IPC Common Stock or IXnet Common Stock or shares exercisable or convertible into or exchangeable for more than 25% of the outstanding shares of IPC Common

Stock or IXnet Common Stock, or of the entity surviving such merger or business combination, (iii) any other transaction pursuant to which any person or group acquires control of assets or businesses (including for this purpose the outstanding equity securities of subsidiaries of IPC, and the entity surviving any merger or business combination including any of them) of IPC or IXnet having a fair market value equal to more than 25% of the fair market value of all the assets or businesses of either Company and its subsidiaries, taken as a whole, immediately prior to such transaction, (iv) any recapitalization, restructuring or other transaction which would reasonably be expected to prevent or materially impair or delay the consummation of the Mergers or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                SECTION 5.13 Certain Agreements. Neither Company nor any of their subsidiaries will waive or fail to enforce any provision of any confidentiality or standstill or similar agreement to which it is a party without the prior written consent of Parent.

                SECTION 5.14 Stop Transfer. IPC acknowledges and agrees to be bound by and comply with the provisions of Section 7 of the Voting Agreement as if a party thereto with respect to transfers of record ownership of shares of IPC Common Stock, and agrees to notify the transfer agent for any shares of IPC Common Stock or voting rights certificates and provide such documentation and do such other things as may be necessary to effectuate the provisions of such agreement.

                SECTION 5.15 Compliance with Section 228 of the DGCL. IPC will deliver, concurrently with the delivery to it of the IPC Stockholder Consent, a certificate of its Secretary as to the sufficiency of the IPC Stockholder Consent to adopt the Merger Agreement by IPC stockholders. IXnet will deliver, concurrently with the delivery to it of the IXnet Stockholder Consent, a certificate of its Secretary as to the sufficiency of the IXnet Stockholder Consent to adopt the Merger Agreement by the IXnet stockholders. In accordance with Section 228 of the DGCL, each Company shall promptly (but in any event within 10 days of the date hereof) notify its stockholders who have not consented in writing to the adoption of the Merger Agreement and who, if such action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date of the applicable Stockholder Consent.

                                   ARTICLE VI

                              Conditions Precedent

                SECTION 6.01 Conditions to Each Party's Obligation To Effect the Mergers. The respective obligation of each party to effect the Mergers is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                (a) Stockholder Approvals. The Stockholder Approvals shall have been obtained.

                (b) Listing. The shares of Parent Common Stock issuable to the stockholders of the Companies pursuant to this Agreement (including upon the exercise of options) shall have been approved for listing on the NASDAQ or on any other national securities exchange on which the Parent Common Stock may be listed in lieu thereof, subject to official notice of issuance.

                (c) HSR Act. The waiting period (and any extension thereof) applicable to the Mergers under the HSR Act shall have been terminated or shall have expired.

                (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition enjoining or preventing the consummation of the Mergers shall be in effect.

                (e) Forms S-4. The Forms S-4 shall have become effective under the Securities Act and no stop order suspending the effectiveness thereof shall be in effect and no procedures for such purpose shall be pending before or threatened by the SEC.

                SECTION 6.02 Conditions to Obligations of Parent and GC Merger Sub. The obligations of Parent and GC Merger Sub to effect the Mergers are further subject to the satisfaction (or waiver by Parent) of the following conditions:

                (a) Representations and Warranties. The representations and warranties of the Companies and IPC Systems set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have an IPC Material Adverse Effect or an IXnet Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Companies by the chief executive officer and the chief financial officer of each of the Companies to the effect set forth in this paragraph.

                (b) Performance of Obligations. The Companies, IPC Systems and IPC Merger Sub shall have performed in all material respects the obligations required to be performed by them under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of IPC by the chief executive officer and the chief financial officer of IPC to such effect.

                (c) Tax Opinion. Parent shall have received the opinion of Simpson Thacher & Bartlett, counsel to Parent, based on appropriate representations, including representations of Parent, the Companies, IPC Systems and the Subs, to the effect that (i) the Mergers will be treated for U.S. federal income tax purposes as reorganizations within the meaning of Section 368(a) of the Code, (ii) Parent, GC Merger Sub, the Companies, IPC Systems and IPC Merger Sub will each be a party to the reorganizations within the meaning of Section 368(b) of the Code and
        (iii) Section 367 of the Code will not apply to the exchange of IPC Common Stock or IXnet Common Stock for Parent Common Stock pursuant to the Mergers, other than with respect to any "five percent transferee shareholders" who fail to enter into a "gain recognition agreement" in accordance with applicable treasury regulations.

                (d) Consents, etc. Parent shall have received evidence, in form and substance reasonably satisfactory to it, that such licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities and other third parties as are necessary in connection with the transactions contemplated hereby have been obtained, except such licenses, permits, consents, approvals, authorizations, qualifications and orders which are not, individually or in the aggregate, material to Parent or the Companies or the failure of which to have been received would not reasonably be expected to have an IPC Material Adverse Effect, an IXnet Material Adverse Effect or a Parent Material Adverse Effect.

                (e) No Litigation. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding (i) challenging or seeking to restrain or prohibit the consummation of the Mergers or any of the other transactions contemplated by this Agreement or the Voting Agreement or seeking to obtain from Parent or any of its subsidiaries any damages that are material in relation to Parent and its subsidiaries taken as a whole, (ii) seeking to prohibit or limit the ownership or operation by the Companies, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Companies, Parent or any of their respective subsidiaries, to dispose of or hold separate any material portion of the business or assets of the Companies, Parent or any of their respective subsidiaries, as a result of the Mergers or any of the other transactions contemplated by this Agreement or the Voting Agreement, (iii) seeking to impose limitations on the ability of Parent or GC Merger Sub to acquire or hold, or exercise full rights of ownership of, any shares of IPC Common Stock, IXnet Common Stock or common stock of the Surviving Corporations, including the right to vote such common stock on all matters properly presented to the stockholders of the Companies or the Surviving Corporations, respectively, or (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect the business or operations of the Companies or their subsidiaries.

                SECTION 6.03 Conditions to Obligation of the Companies and IPC Systems. The obligation of the Companies and IPC Systems to effect the Mergers is further subject to the satisfaction (or waiver by IPC) of the following conditions.

                (a) Representations and Warranties. The representations and warranties of Parent set forth in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or Material Adverse Effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the

        Closing Date, except for those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date), except where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. IPC shall have received a certificate signed on behalf of Parent by the chief financial officer of Parent to the effect set forth in this paragraph.

                (b) Performance of Obligations and the Subs. Parent and GC Merger Sub shall have performed in all material respects the obligations required to be performed by them under this Agreement at or prior to the Closing Date, and IPC shall have received a certificate signed on behalf of Parent by the chief financial officer of Parent to such effect.

                (c) Tax Opinion. The Companies shall have received the opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to Companies, based on appropriate representations, including representations, of Parent, the Companies, IPC Systems and the Subs, to the effect that (i) the Mergers will be treated for U.S. federal income tax purposes as reorganizations within the meaning of Section 368(a) of the Code, (ii) Parent, GC Merger Sub, IPC Merger Sub, IPC Systems and the Companies will each be a party to the reorganizations within the meaning of
        Section 368(b) of the Code and (iii) Section 367 of the Code will not apply to the exchange of IPC Common Stock or IXnet Common Stock for Parent Common Stock pursuant to the Mergers, other than with respect to any "five percent transferee shareholders" who fail to enter into a "gain recognition agreement" in accordance with applicable treasury regulations.

                (d) No Litigation. There shall not be pending or threatened by any Governmental Entity any suit, action or proceeding which would reasonably be expected, if adversely determined, to result in criminal or material uninsured and unindemnified or unindemnifiable personal liability on the part of one or more directors of the Companies, (i) challenging or seeking to restrain or prohibit the consummation of the Mergers or any of the other transactions contemplated by this Agreement or (ii) seeking to prohibit or limit the ownership or operation by the Companies, Parent or any of their respective subsidiaries of any material portion of the business or assets of the Companies, Parent or any of their respective subsidiaries, or to dispose of or hold separate any material portion of the business or assets of the Companies, Parent or any of their respective subsidiaries, as a result of the Mergers or any of the other transactions contemplated by this Agreement or the Voting Agreement.

                                   ARTICLE VII

                        Termination, Amendment and Waiver

                SECTION 7.01 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time of the Mergers, whether before or after approval of matters presented in connection with the Mergers by the stockholders of the Companies:

                (a) by mutual written consent of Parent and the Companies; or

                (b) by either Parent or the Companies if any Governmental Entity within the United States or any country or other jurisdiction in which the Companies or Parent, directly or indirectly, has material assets or operations shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting any of the Mergers and such order, decree, ruling or other action shall have become final and nonappealable; or

                (c) by either Parent or the Companies if the Mergers shall not have been consummated on or before December 31, 2000 (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective Time of the Mergers); or

                (d) by Parent, if any required approval of the stockholders of either Company shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders, at any adjournment thereof, or by written consent; or

                (e) by the Companies, if Parent or GC Merger Sub has breached in any material respect any representation or warranty, covenant or other agreement contained in this Agreement which (i) would give rise to a failure of a condition set forth in clauses (a) or (b) of Section 6.03 and (ii) cannot be or has not been cured prior to the date 20 business days after the giving of written notice of such breach to Parent; or

                (f) by Parent, if either of the Companies, IPC Systems or IPC Merger Sub has breached in any material respect any representation or warranty, covenant or other agreement contained in this Agreement which
        (i) would give rise to a failure of a condition set forth in clauses (a) or (b) of Section 6.02 and (ii) cannot be or has not been cured prior to the date 20 business days after the giving of written notice of such breach to the Companies.

                SECTION 7.02 Effect of Termination. In the event of termination of this Agreement by the Companies or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party, other than the last sentence of Section 5.04(a), Section 5.08, Section 5.13 and this Section

7.02. Nothing contained in this Section 7.02 shall relieve any party for any breach of the representations, warranties, covenants or agreements set forth in this Agreement or for fraud.

                SECTION 7.03 Amendment. Any provision of this Agreement may be amended or waived prior to the Effective Time of the Mergers (whether before or after approval of matters presented in connection with Mergers by stockholders of the constituent corporations in the Mergers) if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Companies and Parent or, in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Companies, there shall be made no amendment that by law requires further approval by the stockholders of the Companies without the further approval of such stockholders.

                SECTION 7.04 Extension; Waiver. At any time prior to the Effective Time of the Mergers, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VIII

                               General Provisions

                SECTION 8.01 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time of the Mergers. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Mergers.

                SECTION 8.02 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                (a) if to Parent or GC Merger Sub, to

                        Global Crossing Ltd.
                        360 N. Crescent Drive
                        Beverly Hills, CA 90210
                        Facsimile: 310-281-5820
                        Attention: James C. Gorton
                with a copy to:

                        Simpson Thacher & Bartlett
                        425 Lexington Avenue
                        New York, NY  10017
                        Facsimile: 212-455-2502
                        Attention:  D. Rhett Brandon

                (b)  if to either Company, to

                        IPC Communications, Inc. or IXnet, Inc., as applicable Wall Street Plaza
                        88 Pine Street
                        New York, New York 10005
                        Facsimile:  212-509-7888
                        Attention:  Alexander Russo

                with copies to:

                        Skadden, Arps, Slate, Meagher & Flom LLP
                        Four Times Square
                        New York, New York
                        Facsimile:  212-735-2000
                        Attention:  Joseph A. Coco; and

                        Morgan, Lewis & Bockius LLP
                        101 Park Avenue
                        New York, New York  10178
                        Facsimile:  212-309-6273
                        Attention:  Philip H. Werner

                SECTION 8.03 Definitions. For purposes of this Agreement:

                (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person; as used in this definition, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise.

                (b) "IPC Material Adverse Effect" means any event, change, occurrence, effect, fact or circumstance that (i) is materially adverse to, or would prevent or materially delay, the ability of IPC or its subsidiaries to perform their obligations under this Agreement or to consummate the transactions contemplated hereby or (ii) the business, assets, liabilities, results of operations or condition (financial or otherwise) of IPC and its subsidiaries taken as a whole; "IXnet Material Adverse Effect" means any event, change, occurrence, effect, fact or circumstance that (i) is materially adverse to, or would prevent or materially delay, the ability of IXnet or its subsidiaries to perform their obligations under this Agreement or to consummate the transactions contemplated hereby or (ii) the business, assets, liabilities, results of operations or condition (financial or otherwise) of IXnet and its subsidiaries taken as a whole; "Parent Material Adverse Effect" means any event, change, occurrence, effect, fact or circumstance that (i) is materially adverse to, or would prevent or materially delay, the ability of Parent or its subsidiaries to perform their obligations under this Agreement or to consummate the transactions contemplated hereby or (ii) the business, assets, liabilities, results of operations or condition (financial or otherwise) of Parent and its subsidiaries taken as a whole;

                (c) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and

                (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership, partnership or member interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body or managing member or partner (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

                SECTION 8.04 Interpretation. When a reference is made in this Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

                SECTION 8.05 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

                SECTION 8.06 Entire Agreement; No Third-Party Beneficiaries. This Agreement and the other agreements referred to herein constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement. This Agreement is not intended to confer upon any person other than the parties any rights or remedies, except Section 5.06(c), Section 5.06(d) and
Section 5.07.

                SECTION 8.07 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware.

                SECTION 8.08 Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

                SECTION 8.09 Enforcement; Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or any Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated by this Agreement may be brought against any of the parties in any Federal court located in the State of Delaware or any Delaware state court, and each of the parties hereto hereby consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and waives any objection to venue laid therein. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the State of Delaware. Without limiting the generality of the foregoing, each party hereto agrees that service of process upon such party at the address referred to in Section 8.02, together with written notice of such service to such party, shall be deemed effective service of process upon such party.

                SECTION 8.10 Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                IN WITNESS WHEREOF, each of the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                   GLOBAL CROSSING LTD.

                                   By: /s/ Thomas J. Casey
                                      ------------------------------------------
                                    Name: Thomas J. Casey
                                    Title: Vice Chairman of the Board

                                   GEORGIA MERGER SUB CORPORATION

                                   By: /s/ Thomas J. Casey
                                      ------------------------------------------
                                    Name: Thomas J. Casey
                                    Title: President

                                   IPC COMMUNICATIONS, INC.

                                   By: /s/ David Walsh
                                      ------------------------------------------
                                    Name: David Walsh
                                    Title: Director

                                   IPC INFORMATION SYSTEMS, INC.

                                   By: /s/ David Walsh
                                      ------------------------------------------
                                    Name: David Walsh
                                    Title: Director

                                   IXNET, INC.

                                   By: /s/ David Walsh
                                      ------------------------------------------
                                    Name: David Walsh
                                    Title: Chief Executive Officer

                                   IDAHO MERGER SUB CORPORATION

                                   By: /s/ David Walsh
                                      ------------------------------------------
                                    Name:  David Walsh
                                    Title: President

                                                                       EXHIBIT A

                               STOCKHOLDER CONSENT

                           Action Taken by the Written
                             Consent of Stockholder
                                       of
                                  [Corporation]

                                                             February [--], 2000

        The undersigned stockholder of [Corporation], a Delaware corporation (the "Corporation"), acting by written consent in lieu of a meeting pursuant to
Section 228 of the General Corporation Law of the State of Delaware, hereby irrevocably consents to the adoption of and adopt the following resolution with respect to the shares of the common stock, par value $.01 per share, of the Corporation owned of record by such stockholder on the date hereof:

        RESOLVED, that the Merger Agreement, dated as of February [--], 2000 (the "Merger Agreement"), among Global Crossing Ltd., a company formed under the laws of Bermuda ("GC"), Global Crossing Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of GC, IPC Communications, Inc., a Delaware corporation ("IPC"), IPC Information Systems, Inc., a Delaware corporation and a wholly owned subsidiary of IPC ("IPC Systems"), IXnet, Inc., a Delaware corporation and a subsidiary of IPC Systems, and IPC Merger Subsidiary Corporation, a Delaware corporation and a subsidiary of IPC, a copy of which has been furnished to the undersigned stockholder, be, and it hereby is, adopted and approved by the undersigned stockholders.

        The action of the stockholders of the Corporation approved pursuant hereto shall become effective when one or more consents have been (a) signed by stockholders holding shares having a majority of the voting power of the outstanding shares of common stock of the Corporation, being not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (b) delivered to the Corporation at its principal place of business.

                                   [STOCKHOLDER]

                                   By:
                                      ------------------------------------------
                                    Name:
                                    Title:

                                                                       EXHIBIT B

                        Form of Company Affiliate Letter

Gentlemen:

                The undersigned, a holder of shares of Common Stock, par value $.01 per share ("Company Common Stock"), of [IPC Communications, Inc.][IXnet, Inc.], a Delaware corporation (the "Company"), is entitled to receive in connection with the merger (the "Merger") of the Company with [Georgia][IPC] Merger Sub Corporation, a Delaware corporation, securities (the "Parent Securities") of Global Crossing Ltd. ("Parent"). The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), although nothing contained herein should be construed as an admission of such fact.

                If in fact the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer the Parent Securities received by the undersigned in exchange for any shares of Company stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act.

                The undersigned hereby represents to and covenants with the Company that the undersigned will not sell, assign or transfer any of the Parent Securities received by the undersigned in exchange for shares of Company stock pursuant to the Merger except (i) pursuant to an effective registration statement under the Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to Parent or as described in a "no-action" or interpretive letter from the Staff of the Securities and Exchange Commission (the "SEC"), is not required to be registered under the Act.

                In the event of a sale or other disposition by the undersigned of Parent Securities pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Securities disposed of by the undersigned, but that upon receipt of such evidence of compliance the transfer agent shall effectuate the transfer of the Parent Securities sold as indicated in the letter.

                The undersigned acknowledges and agrees that appropriate legends will be placed on certificates representing Parent Securities received by the undersigned in the Merger or held by a transferee thereof:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES AND MAY BE SOLD OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER SAID ACT OR AN EXEMPTION FROM SUCH REGISTRATION."

The undersigned also acknowledges and agrees that unless a sale or transfer of the Parent Securities received by the undersigned in connection with the Merger is made in conformity with the provisions of Rule 145 or pursuant to a registration statement (in which case certificates issued to the transferee shall not contain any restrictive legend), Parent reserves the right to place the following legend (or other appropriate legend) on the certificates issued to any transferee:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

                It is understood and agreed that such legends will be substituted by delivery of certificates without such legends if (i) one year shall have elapsed from the date of the effective time of the Merger and the provisions of Rule 145(d)(2) under the Act are then available to the undersigned or (ii) Parent shall have received an opinion in form and substance reasonably satisfactory to Parent from independent counsel reasonably satisfactory to Parent or a "no-action" or interpretive letter from the Staff of the SEC to the effect that such legends are not required for purposes of the Act.

                The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Securities and (ii) the receipt by Parent of this letter is an inducement and a condition to Parent's obligations to consummate the Merger.

                                          Very truly yours,


                                          --------------------------------------
                                          Name:

                                                                         ANNEX I
                                                                    TO EXHIBIT B



[Name]                                                        [Date]

                On __________________ the undersigned sold the securities ("Securities") of Global Crossing Ltd. (the "Company") described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of [IPC][GC] Merger Sub Corporation with and into [Ixnet, Inc.] [IPC Communications, Inc.]

                Based upon the most recent report or statement filed by the Company with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

                The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.


                                     Very truly yours,



              [Space to be provided for description of securities]